Exhibit 99.2

RISK FACTORS

You should carefully consider the following risk factors, together with all of the other information included in this proxy statement before deciding whether to vote or instruct your vote to be cast to approve the proposals described in this proxy statement. These risks, alone or in combination with other events or circumstances, could have a material adverse effect on (i) the ability of the Company, the Seller and SHF to complete the Business Combination, (ii) the business, cash flows, financial condition and results of operations of SHF prior to the consummation of the Business Combination and the post-combination company following consummation of the Business Combination, and (iii) the trading price of the post-combination company’s securities following the Business Combination.

Some statements in this proxy statement, including statements in the following risk factors, constitute forward-looking statements. Our actual results could differ materially and adversely from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this proxy statement. See “Where You Can Find More Information” and “Cautionary Note Regarding Forward-Looking Statements” included elsewhere in this proxy statement. Although we describe below and elsewhere in this proxy statement the risks we consider to be the most material, there may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that also could have material adverse effects on our results of operations, financial condition or business in the future. In addition, past financial performance may not be a reliable indicator of future performance and historical trends should not be used to anticipate results or trends in future periods.

Risks Related to SHF’s Business and the Post-Combination Company

Substantially all of SHF’s CRB customers’ deposits are currently held at PCCU, which means that our growth will be restricted until we can enter into agreements with additional financial institutions.

Substantially all of the deposits of SHF’s CRB customers are currently held at PCCU, which as of the date of this proxy statement constitutes approximately 22.8% of PCCU’s total assets. Under the Amended and Restated Support Services Agreement, PCCU has agreed to maintain its ratio of CRB-related deposits to total assets to 65% or greater unless a lower ratio is required by applicable regulatory or policy requirements. There can be no assurances that PCCU will be able to maintain this ratio of CRB-related deposits to total assets, or that its total assets will grow so as to permit its CRB deposits to grow. Therefore, unless we are able to expand the number of financial institutions at which deposits onboarded and monitored by SHF are held, our growth will be limited to the extent that PCCU’s assets may grow, if at all. Although under SHF’s Amended and Restated Account Servicing Agreement with PCCU, SHF is not restricted from onboarding and monitoring deposits at other financial institutions, there can be no assurances that we will be able to expand the number of financial institutions with which we will onboard and monitor deposits or, if we are able to enter into agreements with additional financial institutions, whether the terms of those agreements will be on comparable terms. In addition, if PCCU were to terminate either or both of the Amended and Restated Support Services Agreement or the Amended and Restated Account Servicing Agreement, our operations would be materially impaired if we were not able to obtain from third parties the services SHF receives from PCCU under the Amended and Restated Support Services Agreement or if we were not able to enter into arrangements with other financial institutions to host the deposits of SHF’s customers.

SHF has only recently begun its loan program, which may make it more difficult for SHF to compete with other lenders, brokers and servicers.

SHF, through its predecessor entity, began offering loan services through PCCU to CRBs in 2020. As a result, SHF’s loan program may be subject to factors inherent in a start-up business, such as competing with existing entities who have been offering loans and other lending-related services for longer than SHF has, ensuring that SHF’s systems are compliant with applicable laws and regulations, and ensuring that SHF’s systems and personnel are able to handle the anticipated pipeline of loan applications. The time to fully ramp-up SHF’s lending and loan servicing operations may be more difficult for SHF to compete against lenders and brokers that have been lending to CRBs for a longer period of time.

SHF’s loan program is currently substantially dependent on PCCU, currently the largest funding source for SHF’s loans, which may limit the types, terms and amounts of loans that we may offer.

SHF’s loan program currently depends on PCCU as SHF’s largest funding source for new loans to CRBs. To date, with the exception of one $500,000 loan funded directly by SHF during April 2022, all of SHF’s loans have been funded by PCCU. Under PCCU’s loan policy for loans to CRBs, PCCU’s board has approved aggregate lending limits at the lesser of 1.3125 times PCCU’s net worth or 65% of total CRB deposits. Concentration limits for the deployment of loans are further categorized as (i) real estate secured, (ii) construction, (iii) unsecured and (iv) mixed collateral with each category limited to a percentage of PCCU’s net worth. As of March 31, 2022, PCCU’s net worth was $62.7 million and CRB-related deposits were $137.7 million. As of December 31, 2021, PCCU’s net worth was $61.9 million and CRB-related deposits were $146.3 million. In addition, loans to any one borrower or group of associated borrowers are limited by applicable NCUA regulations to the greater of $100,000 or 15% of PCCU’s net worth. As a result, our ability to expand our loan program will be limited by PCCU’s growth unless we are able to expand our capacity to make loans directly or find other financial institutions and lenders willing to make loans to CRBs. In addition, even if we are able to identify additional lenders, we may not be able to negotiate comparable terms.

SHF may face competition from traditional financial institutions and other lenders and service providers for its lending and other services, which may adversely affect SHF’s ability to achieve our business goals and its results of operations.

SHF operates in an increasingly competitive market for its lending, compliance, customer intake and management services. Our competitors for our compliance and customer-focused services include both traditional financial institutions and fintech companies. Lending competitors include both private investment funds and public REITs focused on the cannabis industry, as well as traditional financial institutions that have begun offering loans to CRBs. Many of our competitors are substantially larger and have considerably greater financial, technical and marketing resources than we do. In particular, because traditional financial institutions may have a cost of funds more comparable to ours, we may face greater competition in providing loans to CRBs. There can be no assurances that we will be able to successfully compete against these competitors, which may adversely affect SHF’s ability to achieve its business goals and its results of operations.

SHF intends to focus its lending to CRBs on commercial loans, which could increase the risk in SHF’s loan portfolio, resulting in higher provisions for loan losses and adversely affecting SHF’s results of operations.

SHF intends to focus its lending efforts on commercial loans to CRBs, including commercial real estate loans, commercial business secured by other assets such as equipment or accounts receivable, and unsecured loans. Historically, these loans have had higher risks than other types of loans, such as loans secured by residential real estate. For example, repayment of commercial real estate loans and commercial business loans are dependent on income being generated by the rental property or business in amounts sufficient to cover operating expenses and debt service. If the borrowers of these types of loans default, the collateral may not be liquidated as easily and may involve expensive workout techniques. Commercial lending may also involve large balances of loans to single borrowers or related groups of borrowers. If these loans become nonperforming, SHF may have to increase its reserves for loan losses, which would negatively affect its results of operations.

In addition, loans secured by commercial real estate may deteriorate in value during the time the credit is extended. Real estate values and the real estate markets are generally affected by a variety of factors including, but not limited to, changes in economic conditions, fluctuations in interest rates, the availability of credit, changes in tax laws and other statutes, regulations, and policies, and acts of nature. Weakening of the real estate market could result in an increase loan defaults and a reduction in the value of the collateral securing those loans, which in turn could adversely affect our profitability and asset quality. If the collateral securing a loan is liquidated to satisfy the debt during a period of reduced real estate values, our earnings and capital could be adversely affected.

Loans to CRBs secured by properties and assets that are, and will be, subject to extensive regulations, such that if such collateral was foreclosed upon those regulations may result in significant costs and materially and adversely affect SHF’s business, financial condition, liquidity and results of operations.

The loans presently funded by our financial institution clients, and the loans that are expected to be made in the future, may be secured by properties and assets that are, and will be, subject to various state and local laws and regulatory requirements, and we, our client financial institutions, or a third party would be subject to such requirements if such collateral was foreclosed upon. State and local property regulations may restrict the use of collateral or the ability to foreclose on the collateral. Among other things, these restrictions may relate to cultivation of cannabis, the use of water and the discharge of waste water, fire and safety, seismic conditions, asbestos-cleanup or hazardous material abatement requirements. Neither SHF, its financial institution clients, nor third parties engaged to assist with the liquidation or foreclosure process will take possession of cannabis inventory, cannabis paraphernalia or other cannabis-related assets, nor will they take title to real estate used in cannabis-related businesses. Applicable regulations under state law that govern CRBs generally do not permit the taking of title to real estate involved in commercial sales of cannabis, whether through foreclosure or otherwise, without prior regulatory approval. The sale of a license or other realization of the value of licenses also requires the approval of state and local regulatory authorities. While the loan agreements and related security agreements provide for foreclosure remedies, receivership remedies and/or other remedies that would permit the sale or other realization of real property collateral, the regulatory requirements and statutory prohibitions related to real property used in cannabis-related operations may cause significant delays or difficulties in realizing upon the expected value of such real property collateral. We make no assurance that existing regulatory policies will not materially and adversely affect the value of such collateral, or that additional regulations will not be adopted that would increase such potential material adverse effect. The negative affect on such collateral could have a material adverse effect on SHF’s business, financial condition, liquidity and results of operations.

SHF is obligated to indemnify PCCU for all losses resulting from defaults of the CRB loans made by PCCU to SHF’s customers.

Pursuant to SHF’s Loan Servicing Agreement with PCCU, SHF has agreed to indemnify PCCU for all losses resulting from the defaults of loans made by PCCU to CRB customers. This means that SHF will be solely responsible for all costs of negotiating forbearances or refinancing the defaulted loans, loss mitigation, and collection efforts, whether conducted directly or by an affiliate or third party, including realizing the proceeds from any collateral as a result of a sale of collateral by the borrower or through a third party engaged to assist the borrower n the liquidation process. SHF’s indemnity is subordinate to PCCU’s other means of collecting on the loans including repossession of collateral, recourse against personal and/or corporate guarantors and other default remedies available in the loan agreements. Since borrowers are not parties to the agreement between SHF and PCCU, any indemnity payments do not relieve borrowers of their obligation to PCCU nor would such payments preclude PCCU’s right to future recoveries from the borrowers. As a result, we will be required to establish loan loss reserves relating to these loans, even though we are not the funding lender. Because these loans will not be an asset on our balance sheet, the loan loss reserves are anticipated to be reflected as a liability in our financial statements, versus a contra-asset.

If SHF’s allowance for loan losses is not sufficient to cover actual loan losses for loans held in SHF’s portfolio or for which it was otherwise responsible, SHF’s results of operations and financial condition will be negatively affected.

In the event loan customers do not repay their loans according to their terms and the proceeds of liquidating the collateral securing these loans is insufficient to satisfy any remaining loan balance, SHF may experience significant indemnity losses associated with these loans. Such credit risk is inherent in the lending business, and failure to adequately assess such credit risk could have a material adverse effect on our financial condition and results of operations. SHF will be required to establish loan loss reserves for all loans for which it is the lender, for all SHF originated loans made by PCCU to CRB customers, and in other instances where it may be contractually liable to indemnify a lender for loan losses. The determination of the appropriate level of the allowance for loan losses involves a high degree of subjectivity and judgment and will require SHF to make significant estimates of current credit risks and future trends, all of which may undergo material changes. Although we have agreed with PCCU in the Loan Servicing Agreement that we will maintain or have access to sufficient liquidity to satisfy our indemnity obligations to PCCU under the Loan Servicing Agreement, we cannot be certain that our loan loss reserves will be adequate over time to cover losses in PCCU-funded loans or loans funded by other funding sources in SHF’s portfolio because of unanticipated adverse changes in the economy, market conditions or events adversely affecting specific customers, industries or markets, or borrowers repaying their loans. If SHF’s loan loss reserves are not adequate, our business, financial condition, including our liquidity and capital, and results of operations could be materially adversely affected. In addition, charge-offs of defaulted loans in future periods that exceed the related reserves may require us to add to our loan loss reserves, which would result in a decrease in net income and capital, and could have a material adverse effect on our financial condition and results of operations.

Certain assets of CRB borrowers may not be used as collateral or transferred due to applicable state laws and regulations governing the cannabis industry, and such restrictions could negatively impact our profitability.

Each state that has legalized cannabis in some form has adopted its own set of laws and regulations that differ from one another. In particular, laws and regulations differ among states and even localities regarding the collateralization or transferability of cannabis-related assets, such as cannabis licenses, cannabis inventory, and ownership interests in licensed cannabis companies. Some state laws and regulations where borrowers operate may prohibit the collateralization or transferability of certain cannabis-related assets. Other states may allow the collateralization or transferability of cannabis-related assets, but with restrictions, such as meeting certain eligibility requirements, utilization of state receiverships, and/or upon approval by the applicable regulatory authority. Prohibitions or restrictions on the ability to take possession of certain cannabis-related assets securing the loans of our borrowers could have a material adverse effect on SHF’s business, financial condition, liquidity and results of operations. In addition, because the sales of such assets may be forced upon the borrower when time may be of the essence and available to a limited number of potential purchasers, the sales prices may be less than the prices obtained with more time in a larger market.

Foreclosure of security interests on loans to CRBs that are in default could result in losses.

In general, a foreclose procedure is required to liquidate collateral provided on loans in default. Alternatively, a borrower may be required under the terms of the loan documents to dispose of certain business assets to satisfy the loan commitments. Foreclosure processes and other liquidations of collateral are often lengthy and expensive. Results of foreclosure and liquidation processes may be uncertain, as claims may be asserted by the relevant borrower or by other creditors or investors in such borrower that interfere with the foreclosure or liquidation process, such as claims that challenge the validity or enforceability of the loan or the priority or perfection of the security interests. Borrowers may resist foreclosure actions or may refuse to comply with loan requirements by asserting numerous claims, counterclaims and defenses against our client financial institutions or us, including, without limitation, lender liability claims and defenses, even when the assertions may have no merit, in an effort to prolong the foreclosure action or delay the liquidation of collateral and seek to force us or the financial institution into a modification or buy-out of the loan for less than the amount owed. Additionally, the transfer of certain collateral to us or our financial institution clients may be limited or prohibited by applicable laws, regulations and/or public company listing standards. See “Loans to CRBs secured by properties and assets that are, and will be, subject to extensive regulations, such that if such collateral was foreclosed upon those regulations may result in significant costs and materially and adversely affect SHF’s business, financial condition, liquidity and results of operations.” For transferable collateral, foreclosure, or other remedies available may be subject to certain laws and regulations, including the need for regulatory disclosure and/or approval of such transfer. If federal law were to change to permit cannabis companies to seek federal bankruptcy protection, the applicable borrower could file for bankruptcy, which would have the effect of staying the foreclosure actions or liquidation processes and delaying the foreclosure or liquidation processes and potentially result in reductions or discharges of debt owed. Foreclosure or forced liquidation may create a negative public perception of the collateral property, resulting in a diminution of its value. Moreover, the liquidation proceeds upon sale of the underlying real estate may not be sufficient to repay the loan in full. Any costs or delays involved in the foreclosure or a liquidation of the underlying property will reduce the net proceeds realized and, thus, increase the potential for loss. In the event a borrower defaults on any of its loan obligations and such debt obligations are equitized, neither SHF nor its financial institution clients will hold such equity interests, which may result in additional losses on loans to such entity.

Interest rate volatility could significantly reduce our profitability, business, financial condition, results of operations and liquidity.

Our earnings will depend in part on the relationship between the yield on our earning assets, primarily loans and investment securities, and the cost of funds, primarily borrowings. This net interest margin is susceptible to significant fluctuation and is affected by economic and competitive factors that influence the yields and rates for, and the volume and mix of, our interest-earning assets and interest-bearing liabilities. Interest rate risk is exposure to movement in interest rates that could have an adverse impact on our net interest income. Interest rate risk arises from the imbalance in the repricing, maturity and/or cash flow characteristics of assets and liabilities. Although neither the Company nor SHF currently have any borrowings from third parties, to the extent that either incur indebtedness that will be subject to interest rate risk to the degree that our interest-bearing liabilities reprice or mature more slowly or more rapidly or on a different basis than our interest earning assets. In addition, increases in interest rates could reduce the pipeline of borrowers desiring to obtain loans from us or through our loan program if these borrowers seek alternate sources of capital. As a result, fluctuations in interest rates could have a material adverse impact on our business, financial condition, results of operations or liquidity.

SHF may become subject to regulation in additional states as it expands its operations.

SHF is currently a credit union service organization (“CUSO”) based in Colorado and as a result of its relationship with PCCU, a Colorado-chartered credit union, SHF is subject to various Colorado and federal laws, rules and regulations. Although SHF will no longer be considered a CUSO following the closing of the Business Combination, SHF may become subject to the laws of additional states as it expands its operations by opening offices, maintaining employees or otherwise establishing a substantial footprint in additional states.

SHF has been dependent on PCCU for administrative services, and we will continue to rely on PCCU following the closing of the Business Combination.

Pursuant to the Support Services Agreement, PCCU has been providing SHF with certain administrative services, including services relating to information technology and systems, accounting and financial services, human resources and marketing. SHF may also request that certain PCCU employees be available to SHF on a shared basis to perform duties for SHF. For these services, SHF currently pays PCCU a monthly fee equal to $30.96 per CRB account in addition to reimbursement of direct expenses. Under the Support Services Agreement, PCCU is also entitled to retain 25% of all investment income derived from CRB cash and investments. Following the closing of the Business Combination, we will continue building out our team so that these operational functions will be handled internally. Although we believe the fees due to PCCU under the Support Services Agreement to be reasonable, these fees may result in higher expenses than we would otherwise incur. In addition, we may not be able to bring these functions in-house and, even if we are able to do so, we may continue to rely on third parties for all or part of these functions. Reliance on a third party, including PCCU, may result in significant expenses and operational issues over which we will not have direct control.

Actual or threatened public health crises, epidemics, or outbreaks, including the outbreak of COVID-19, may have a material adverse effect on SHF’s business, financial condition, and results of operations.

SHF’s business operations and supply chains may be negatively impacted by regional or global public health crises, epidemics, or outbreaks. For example, in December 2019, a novel strain of coronavirus, now known as COVID-19. On March 11, 2020, the International Health Regulations Emergency Committee of the World Health Organization declared the outbreak a global pandemic. The outbreak has spread rapidly throughout the world and has caused severe disruption to the global economy. The COVID-19 outbreak has led governments across the globe to impose a series of measures intended to contain its spread, including border closures, travel bans, quarantine measures, social distancing, and restrictions on business operations and large gatherings. Such measures may adversely impact SHF’s business, financial condition, and results of operations. In addition, a significant public health crisis, epidemic or outbreak of contagious disease in the human population may adversely affect the economies and financial markets of many countries, including those in which SHF operates, resulting in an economic downturn that could affect the supply or demand for SHF’s products and services.

The outbreak of COVID-19 has caused companies like SHF and its business partners to implement adjustments to work schedules and travel plans, accommodating employees to work from home and collaborate remotely. As a result, SHF may experience lower efficiency and productivity, internally and externally, which may adversely affect its service quality. Moreover, SHF’s business depends on its employees and the continued services of these individuals. If any of SHF’s employees contracts or is suspected of having contracted COVID-19, these employees will be required to be quarantined and they could pass it to other of SHF’s employees, potentially resulting in severe disruption to SHF’s business.

Furthermore, SHF’s results of operations have been severely affected by the COVID-19 outbreak, resulting in significant slowing and/or ceasing of sales and administrative support in its markets. In addition, depending on the specific jurisdiction, SHF is required to implement certain safety protocols and procedures which can materially impact its ability to service customers.

More broadly, the COVID-19 outbreak threatens global economies and may cause significant market volatility and declines in general economic activities. This may severely dampen investor confidence in global markets, resulting in decreases in overall trading activities and restraint in their investment decisions.

The extent to which COVID-19 will impact SHF’s operations depends on future developments, which are highly uncertain and cannot be predicted with confidence, including the duration and severity of the outbreak, actions taken by government authorities or other entities to contain the coronavirus or treat its impact, and volatility in the capital and real estate markets, among others. Given the general slowdown in economic conditions globally, we cannot assure you that SHF will be able to develop new products and services in a timely manner or that SHF can maintain the growth rate it has previously experienced or projected. Because of these uncertainties, we cannot reasonably estimate the financial impact related to the COVID-19 outbreak and the response to it at this time, but SHF’s financial condition and operating results for 2022 may be adversely affected.

Shelter-in-place orders and similar regulations impact our client’s ability to operate their businesses. Such events have in the past caused, and may in the future cause, a temporary closure of our clients’ businesses, either due to government mandate or voluntary preventative measures. Even if our clients are able to continue to operate their businesses during such events, many may operate with limited hours and capacity and other limitations. Any limitations on or disruptions of our clients’ businesses could adversely affect our business. Further, we may experience a decrease in new clients due to a lack of financial resources or a decline in new markets as businesses and financial markets deal with the impact of COVID-19. Further, these conditions may impact our ability to access financial markets to obtain the necessary funding to expand our business as currently contemplated, which may adversely affect our liquidity and working capital.

The extent of COVID-19’s effect on our operational and financial performance will depend on future developments, including the duration, spread and intensity of the pandemic, the rate of vaccinations, all of which are uncertain and difficult to predict considering the rapidly evolving landscape. As a result, it is not currently possible to ascertain the overall impact of COVID-19 on our business. However, if the pandemic continues to persist as a severe worldwide health crisis, the disease may harm our business, and may also have the effect of heightening many of the other risks described in this “Risk Factors” section.

An information systems interruption or breach in security of SHF’s systems could adversely affect us.

SHF relies on information technology and other computer resources to perform important operational and marketing activities as well as to maintain its business and employee records and financial data. SHF’s computer systems are currently hosted by PCCU and are subject to damage or interruption from power outages, computer attacks by hackers, viruses, catastrophes, hardware and software failures and breach of data security protocols by its personnel or third-party service providers. Although SHF has implemented administrative and technical controls and taken other actions to minimize the risk of cyber incidents and otherwise protect its information technology, computer intrusion efforts are becoming increasingly sophisticated and even the controls that SHF has installed might be breached. Further, many of these computer resources are provided to SHF or are maintained on SHF’s behalf by third-party service providers pursuant to agreements that specify certain security and service level standards, but which are ultimately outside of SHF’s control. If SHF were to experience a significant period of disruption in information technology systems that involve interactions with customers or suppliers, it could result in the loss of sales and customers and significant incremental costs, which could adversely affect its business. Additionally, security breaches of information technology systems could result in the misappropriation or unauthorized disclosure of proprietary, personal and confidential information, including information related to employees, counter-parties, and customers, which could result in significant financial or reputational damage and liability under data privacy laws and regulations.

SHF may not be successful in integrating acquisitions, expanding into new markets or implementing its growth strategies.

SHF may suffer uninsured losses or suffer material losses in excess of insurance limits.

In addition to difficulties with respect to claim assessment and liability and reserve estimation, some types of claims may not be covered by insurance or may exceed applicable coverage limits. SHF may also be responsible for applicable self-insured retentions with respect to its insurance policies. Furthermore, any product liability or warranty claims made against SHF, whether or not they are viable, may lead to negative publicity, which could impact SHF’s reputation and future sales.

Because of the uncertainties inherent in litigation, we cannot provide assurance that SHF’s insurance coverage, indemnity arrangements and reserves will be adequate to cover liability for any damages, the cost of litigation, or any other related expenses surrounding the current claims to which SHF is subject or any future claims that may arise. Such damages and expenses, to the extent that they are not covered by insurance, could materially and adversely affect our consolidated financial statements and results.

An adverse outcome in litigation to which SHF is or becomes a party could materially and adversely affect us.

SHF is not aware of any pending litigation. However, in the future, it may become subject to litigation, including claims relating to its operations, breach of contract, securities offerings, relation to the cannabis industry, or otherwise in the ordinary course of business or otherwise. Some of these claims may result in significant defense costs and potentially significant judgments against SHF, some of which are not, or cannot be, insured against. We cannot be certain of the ultimate outcomes of any claims that may arise in the future. Resolution of these types of matters against SHF may result in significant fines, judgments or settlements, which, if uninsured, or if the fines, judgments and settlements exceed insured levels, could adversely impact SHF’s earnings and cash flows, thereby materially and adversely affecting us. Litigation or the resolution of litigation may affect the availability or cost of SHF’s insurance coverage, which could materially and adversely impact us.

SHF identified material weaknesses in its internal control over financial reporting for the year ended December 31, 2020. Such material weaknesses could adversely affect SHF’s ability to report its results of operations and financial condition accurately and in a timely manner.

As noted above, SHF’s management is responsible for establishing and maintaining adequate internal control over financial reporting designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. SHF’s management is likewise responsible for the evaluation of the effectiveness of its internal controls and to disclose any changes and material weaknesses identified through such evaluation of those internal controls. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis.

In connection with the audit of SHF’s financial statements for the year ended December 31, 2020, two material weaknesses were identified in its internal controls over financial reporting. One material weakness was identified related to a failure to complete an analysis of the accounting impact of ASC Topic 606, Revenue from Contracts with Customers particularly as it related to revenue recognition associated with SHF’s Safe Harbor Program revenue, and one material weakness was identified associated with SHF’s application of carve out accounting guidance and its failure to exclude certain specifically identifiable expenses from corporate allocations. SHF has implemented a plan to remediate these material weaknesses, through measures that include the following:

●	SHF is in the process of hiring a Chief Financial Officer with public accounting and previous experience as a public company executive;

●	SHF is utilizing third-party consultants and specialists, to supplement its internal resources; and

●	SHF has enhanced its reconciliation and review controls including review by its parent’s chief financial officer.

With the implementation of this plan, the material weaknesses have been remediated for the year ended December 31, 2021. Completion of remediation does not provide assurance that our remediation or other controls will continue to operate properly. A failure to maintain effective internal controls over financial reporting could result in errors in its financial statements that could require SHF to restate past financial statements, cause SHF to fail to meet its reporting obligations and cause investors to lose confidence in SHF’s reported financial information, all of which could materially and adversely affect SHF.

Additional Risks Related to the Cannabis Industry

SHF provides services to financial institutions that provide banking services to businesses in or ancillary to the state licensed cannabis industry, which could expose us to additional liabilities and regulatory compliance cost and adversely impact our business, operations, financial condition, brand and reputation.

SHF provides deposit and lending services to financial institutions that desire to provide services to CRBs in states where cannabis is legal for medical or full adult use. Medical use cannabis, as well as recreational use businesses, are legal in numerous states and the District of Columbia. Cannabis remains a Schedule I drug under the Controlled Substances Act of 1970 (the “CSA”), however, and the federal government has the authority to enforce the CSA regardless of whether cannabis is legal under state law. In 2014, the U.S. Department of the Treasury’s Financial Crimes Enforcement Network (“FinCEN”) published guidance for financial institutions servicing state legal cannabis businesses (the “FinCEN Guidance”). SHF has implemented a comprehensive control framework that includes written policies and procedures related to the on-boarding of such businesses and the monitoring and maintenance of such business accounts at PCCU or other financial institutions that comport with the FinCEN Guidance. Additionally, SHF’s policies call for due diligence review of the cannabis business before the business is on-boarded, including, as applicable, confirmation that the business is properly licensed and maintains the license in good standing in the applicable state. SHF’s services to PCCU or other financial institutions include the ongoing monitoring and of the business to determine if the business continues to meet the requirements of the depositary institution.

While we believe SHF’s policies and procedures will allow us to operate in compliance with the FinCEN Guidance, there can be no assurance that compliance with the FinCEN Guidance will protect us from federal or other regulatory sanctions. Federal prosecutors have significant discretion and there can be no assurance that the federal prosecutors will not choose to strictly enforce the federal laws governing cannabis. Any change in the federal government’s enforcement position could potentially subject us to criminal prosecution and other regulatory sanctions. While we also believe SHF’s BSA/AML policies and programs for the services offered by PCCU or other financial institutions to CRBs, the medical and recreational cannabis business is considered high-risk, thus increasing the risk of a regulatory action against SHF’s BSA/AML program that could expose us to liabilities and regulatory compliance costs that would have an adverse impact on our business, results of operations, financial condition, brand and reputation.

Further, to the extent any law enforcement actions require us to respond to subpoenas, or undergo search warrants, for client records, PCCU or other financial institutions providing services to CRBs could elect to cease using our services. Until the U.S. federal government changes the laws with respect to cannabis, which may not occur, U.S. federal authorities could more strictly enforce current federal prohibitions and restrictions. An increase in federal enforcement against companies licensed under state cannabis laws could negatively impact the state licensed cannabis industries and, in turn, our business, operating results, financial condition, brand and reputation.

SHF, its financial institution clients and their CRB customers are subject to a variety of laws regarding financial transactions related to cannabis, which could subject their CRB customers to legal claims or otherwise adversely affect our business.

SHF, its financial institution clients and their CRB customers are subject to a variety of laws and regulations in the United States regarding financial transactions, including the Bank Secrecy Act, as amended by Title III of the USA Patriot Act. The penalties for violation of these laws and regulations include imprisonment, substantial fines and forfeiture. In complying with these laws and regulations, SHF complies with the FinCEN Guidance. This compliance includes, among other things, extensive due diligence reviews of potential and existing CRB customers of the financial institutions. These reviews may be time-consuming and costly, potentially creating additional barriers to providing financial services and imposing additional compliance requirements on us and our CRB customers. In addition, SHF is, on behalf of its financial institution clients, required to make various filings with FinCEN and the IRS to report certain suspicious transactions or cash transactions of over $10,000. If the filings are not made accurately or promptly, substantial penalties may be imposed that could have a material adverse effect on our business, results of operations and financial condition. In addition, we cannot assure that SHF’s strategies and techniques for designing our services and solutions for our clients and CRB customers will operate effectively and efficiently and not be adversely impacted by cannabis regulations. Further, a change in financial services regulations or a change in the position of the financial services industry that permits more financial institutions to directly serve businesses that grow and sell cannabis products may increase competition for us, facilitate new entrants into the industry offering services similar to those that we offer, or otherwise adversely affect our results of operations.

We may have difficulty using bankruptcy courts due to our involvement in the regulated cannabis industry.

We currently have no need or plans to seek bankruptcy protection. U.S. courts have held that debtors whose income is derived from cannabis or cannabis assets in violation of the CSA cannot seek federal bankruptcy protections. Although we are not in the business of growing or processing cannabis or selling or even possessing cannabis or cannabis products, a U.S. court could determine that our revenue is derived from cannabis or cannabis assets and prevent us from obtaining bankruptcy protections if necessary.

The conduct of third parties may jeopardize our business and regulatory compliance.

While the post-consummation company will not be a cannabis licensee or directly involved in the cannabis industry, and as such, will not subject to commercial cannabis regulations that apply to cannabis operators, we cannot guarantee that our systems, protocols, and practices associated with our onboarding and monitoring services will prevent all unauthorized or illegal activities by the CRBs receiving banking services through our financial institution clients. Our success depends in part on our financial institution clients’ ability to operate consistently with the regulatory and licensing requirements of each state, local, and regional jurisdiction in which they operate. We cannot ensure that the conduct of our financial institution clients and the CRBs that have deposits with them, who are third parties, will not expose them to legal sanctions and costs, which could in turn, adversely affect our business, results of operations, financial condition, brand and reputation.

We may be subject to constraints on marketing our services, which could adversely impact our results of operations and our growth opportunities.

Certain of the states in which the post-combination company may operate have strict regulations regarding marketing and sales activities ancillary to cannabis products, which could affect our ability to market our services and the development of our business. If we are unable to effectively market our services and compete for market share, or if the costs of compliance with government legislation and regulation cannot be absorbed through increased fees for our services, this could hamper demand for our services, which could result in a loss of revenue.

Service providers to cannabis businesses may be subject to unfavorable U.S. tax treatment.

Under Section 280E of the Internal Revenue Code, no deduction or credit is allowed for any amount paid or incurred during the taxable year in carrying on business, other than costs of goods sold, if the business (or the activities which comprise the trade or business) consists of trafficking in controlled substances (within the meaning of Schedules I and II of the CSA). The IRS has applied this provision to cannabis operations, prohibiting them from deducting expenses associated with cannabis businesses and asserting assessments and penalties for additional taxes owed. While we do believe that Section 280E does not apply to our business, or ancillary service providers that work with state-licensed CRBs, if the IRS interprets the section to apply, it would significantly and materially affect our profitability and financial condition.

The MORE Act would remove marijuana from the CSA, which would effectively carve out state-legal cannabis businesses from Section 280E of the Code. The MORE Act would impose two new taxes on cannabis businesses: an excise tax measured by the value of certain cannabis products and an occupational tax assessed on the enterprises engaging in cannabis production and sales. Although these novel tax provisions are included in the current version of the MORE Act, which has been passed by the U.S. House of Representatives but has not yet been passed by the U.S. Senate, it is challenging to predict whether, when, and in what form the MORE Act could be enacted into law and how any such legislation would affect the activities of the post-combination company.

Cannabis businesses may be subject to civil asset forfeiture.

Property owned by participants in the cannabis industry used in the course of conducting such business, or that represents proceeds of such business or is traceable to proceeds of such business, could be subject to seizure by law enforcement and subsequent civil asset forfeiture because of the illegality of the cannabis industry under federal law. Even if the owner of the property is never charged with a crime, the property in question could still be seized and subject to an administrative proceeding by which, with minimal due process, it could be subject to forfeiture. Forfeiture of assets of our CRB customers, including if such assets are collateral for loans made or serviced by us, could adversely affect our revenues if it impedes the borrowers’ profitability or operations and our CRB customers’ ability to continue to use our services.

Because we provide services to companies that provide services to CRBs, we may have a difficult time obtaining the various insurances that are desired to operate our business, which may expose us to additional risk and financial liability.

Insurance that is otherwise readily available, such as general liability and directors’ and officers’ insurance, may be more difficult for us to find and could be more expensive or contains significant exclusions because our financial institution clients provide services to CRBs. There are no guarantees that we will be able to find such insurance coverage in the future or that the cost will be affordable to us. If appropriate coverage is not available, we may be prevented from entering into certain business sectors, our growth may be inhibited, and we may be exposed to additional risk and financial liabilities. If we experience an uninsured loss, it may result in loss of anticipated cash flow and could materially adversely affect our results of operations, financial condition, and business.

There may be difficulty enforcing certain of our commercial agreements and contracts.

Courts may not enforce a contract deemed to involve a violation of law or public policy. Parties to contracts involving the state legal cannabis industry have at times argued that the agreements were void as illegal federally or against public policy. Some courts have accepted this argument in certain cases. While courts have enforced contracts related to activities by state-legal cannabis companies, and the trend is generally to enforce contracts with state-legal cannabis companies and their vendors, there remains some doubt that we will be able to enforce our commercial agreements with our financial institution or the CRBs to which they provide banking services in court for this reason. Therefore, we cannot be assured that we will have a remedy for breach of contract in all instances, which could have a material adverse effect on our business.

Certain of our directors, officers, employees and investors who are not U.S. citizens may face constraints on cross-border travel into the United States.

Non-U.S. citizens employed at or investing in companies doing business in the state-legal cannabis industry could face detention, denial of entry or lifetime bans from the United States for their business associations with cannabis businesses. Entry to the United States happens at the sole discretion of the officers on duty of the U.S. Customs and Border Protection, and these officers have wide latitude to ask questions to determine the admissibility of a foreign national. Business or financial involvement in the legal cannabis industry could be grounds for U.S. border guards to deny entry.

Risks Related to SHF’s Organization and Structure

Concentration of ownership among our existing executive officers, directors and their respective affiliates may prevent new investors from influencing significant corporate decisions.

Upon closing of the Business Combination and assuming no redemptions, our affiliates, executive officers, directors and their respective affiliates as a group will beneficially own approximately 12.9% of our outstanding Class A Stock, as discussed elsewhere in this proxy statement. As a result, these stockholders are able to exercise a significant level of control over all matters requiring stockholder approval, including the election of directors, amendment of our Certificate of Incorporation and approval of significant corporate transactions. This control could have the effect of delaying or preventing a change of control of us or changes in management and will make the approval of certain transactions difficult or impossible without the support of these stockholders.

SHF depends on key management personnel and other experienced employees.

SHF’s success depends to a significant degree upon the contributions of certain key management personnel including, but not limited to, those individuals listed in the “SHF Management” section included elsewhere in this proxy statement. If any of SHF’s key management personnel were to cease employment with SHF, SHF’s operating results could suffer. SHF’s ability to retain its key management personnel or to attract suitable replacements should any member(s) of its management team leave is dependent on the culture its leadership team fosters and on the competitive nature of the employment market. The loss of services from key management personnel or a limitation in their availability could materially and adversely impact SHF’s business, prospects, liquidity, financial condition and results of operations. Further, such a loss could be negatively perceived in the capital markets. SHF has not obtained key management life insurance that would provide it with proceeds in the event of death or disability of any of its key management personnel.

Experienced employees in the financial services and cannabis-related services industries are fundamental to SHF’s ability to generate, obtain and manage opportunities. In particular, relevant licenses and qualifications, local knowledge and relationships are critical to SHF’s ability to provide its services. Failure to attract and retain such personnel or to ensure that their experience and knowledge is not lost when they leave the business through retirement, redundancy or otherwise may adversely affect the standards of SHF’s service and may have an adverse impact on SHF’s business, prospects, liquidity, financial condition and results of operations.

Failure by SHF’s directors, officers or employees to comply with applicable policies, regulations and rules could materially and adversely affect us.

SHF has adopted an employee handbook which includes policies and guidelines for its directors, officers and employees. SHF’s adoption of these policies and guidelines is not a representation or warranty that all persons subject to such standards are or will be in complete compliance. The failure of a director, officer or employee of SHF to comply with the applicable policies and guidelines may result in liability or other legal consequences, adverse publicity and termination of the relationship, which could materially adversely affect SHF.

Changes in accounting rules, assumptions or judgments could materially and adversely affect SHF.

Accounting rules and interpretations for certain aspects of SHF’s financial reporting are highly complex and involve significant assumptions and judgment. These complexities could lead to a delay in the preparation and dissemination of SHF’s financial statements. Furthermore, changes in accounting rules and interpretations or in SHF’s accounting assumptions or judgments, such as asset impairments and contingencies are likely to significantly impact SHF’s financial statements. In some cases, SHF could be required to apply a new or revised standard retroactively, resulting in restating financial statements from prior period(s). Any of these circumstances could have a material adverse effect on SHF’s business, prospects, liquidity, financial condition and results of operations. For additional information, see the financial statements of SHF and related footnotes included elsewhere in this proxy statement.

If SHF fails to implement and maintain an effective system of internal controls, it may not be able to accurately determine its financial results or prevent fraud. As a result, investors could lose confidence in SHF’s financial results, which could materially and adversely affect SHF.

Effective internal controls are necessary for SHF to provide reliable financial reports and effectively prevent fraud. SHF may in the future discover areas of its internal controls that need improvement. We cannot be certain that SHF will be successful in maintaining adequate internal control over its financial reporting and financial processes. Furthermore, as SHF grows its business, its internal controls will become more complex, and SHF will require significantly more resources to ensure its internal controls remain effective. Additionally, the existence of any material weakness or significant deficiency would require management to devote significant time and incur significant expense to remediate any such material weakness or significant deficiency and management may not be able to remediate any such material weakness or significant deficiency in a timely manner. The existence of any material weakness in SHF’s internal control over financial reporting could also result in errors in its financial statements that could require SHF to restate past financial statements, cause SHF to fail to meet its reporting obligations and cause investors to lose confidence in SHF’s reported financial information, all of which could materially and adversely affect SHF.

Risks Related to the Business Combination

Our Northern Lights Restricted Stockholders have entered into a letter agreement to vote in favor of the Business Combination and the other proposals described in this proxy statement, regardless of how our public stockholders vote.

Unlike many other blank check companies in which the founders agree to vote their Founder Shares in accordance with the majority of the votes cast by the public stockholders in connection with an initial business combination, our Northern Lights Restricted Stockholders are parties to a letter agreement pursuant to which they have agreed to vote any shares of Common Stock owned by them in favor of the Business Combination Proposal and the other proposals described in this proxy statement. As of June 8, 2022, our Northern Lights Restricted Stockholders own shares equal to 22.8% of our issued and outstanding shares of Common Stock. Accordingly, it is more likely that the necessary stockholder approval will be received for the Business Combination than would be the case if our Northern Lights Restricted Stockholders agreed to vote any shares of Common Stock owned by them in accordance with the majority of the votes cast by our public stockholders.

Our Sponsor, certain members of our Board and our officers may have interests in the Business Combination that are different from or are in addition to other stockholders in recommending that stockholders vote in favor of approval of the Business Combination Proposal and approval of the other proposals described in this proxy statement.

When considering our Board’s recommendation that our stockholders vote in favor of the approval of the Business Combination Proposal, our stockholders should be aware that our Sponsor and the directors and officers of the Company have interests in the Business Combination that may be different from, or in addition to, the interests of our stockholders. These interests include:

● the fact that the Northern Lights Restricted Stockholders have no right to redeem any of the Founder Shares in connection with a stockholder vote to approve a proposed initial business combination;

● the fact that the Northern Lights Restricted Stockholders have no rights to liquidating distributions from the Trust Account with respect to their Founder Shares if we fail to complete an initial business combination by June 28, 2022, unless the period in which we must complete an initial business combination is extended pursuant to our Amended and Restated Certificate of Incorporation;

● the fact that the Northern Lights Restricted Stockholders paid an aggregate of $25,000 for 2,875,000 Founder Shares, which will have a significantly higher value at the time of the Business Combination and if unrestricted and freely tradable would be valued at approximately $29.3 million, based upon the closing trading price of the Class A Stock on June 8, 2022 (but, given the restrictions on such shares, we believe such shares have less value);

● the fact that Luminous Capital Inc., an affiliate of our Sponsor, is entitled to receive reimbursement of an aggregate of $52,475 only if the Business Combination closes, which amount includes $10,000 in unpaid support fees (for office space, secretarial and administrative support provided to the Company, for which Luminous Capital Inc. has already been paid $110,000) and $42,475 in audit and investor relations consulting fees paid by Luminous Capital Inc. on behalf of the Company;

● the fact that our Sponsor paid an aggregate of approximately $5,281,750 for their 528,175 Private Placement Units, each of which consists of one Private Placement Share and one-half of one Private Placement Warrant. Such Private Placement Warrants will expire worthless if a business combination is not consummated by June 28, 2022, unless the period in which we must complete an initial business combination is extended pursuant to our Amended and Restated Certificate of Incorporation;

● the continued right of our Sponsor to hold our Class A Stock and the shares of Class A Stock to be issued to our Sponsor upon exercise of its Private Placement Warrants following the Business Combination, subject to certain lock-up periods;

● the holders of the Class B Stock are entitled to certain anti-dilution rights whereby, in the case that additional shares of Class A Stock, or equity-linked securities, are issued or deemed issued in excess of the amounts offered in the IPO and related to the closing of the initial Business Combination, the ratio at which shares of Class B Stock shall convert into shares of Class A Stock will be adjusted so that the number of shares of Class A Stock issuable upon conversion of all shares of Class B Stock will equal, in the aggregate, on an as-converted basis, 20% of the sum of the total number of all shares of common stock outstanding upon the completion of the IPO plus all shares of Class A Stock and equity-linked securities issued or deemed issued in connection with the initial Business Combination (excluding any shares or equity-linked securities issued, or to be issued, to any seller in the initial Business Combination);

● if the Trust Account is liquidated, including in the event we are unable to complete an initial business combination within the required time period, our Sponsor has agreed to indemnify us to ensure that the proceeds in the Trust Account are not reduced below $10.20 per public share, or such lesser per public share amount as is in the Trust Account on the liquidation date, by the claims of prospective target businesses with which we have entered into an acquisition agreement or claims of any third party (other than our independent public accountants) for services rendered or products sold to us, but only if such a vendor or target business has not executed a waiver of any and all rights to seek access to the Trust Account;

● the anticipated continuation of three of our existing directors, Messrs. Darwin, Mann, and Summers as directors of the post-combination company;

● the continued indemnification of our existing directors and officers prior to the Business Combination and the continuation of our directors’ and officers’ liability insurance after the Business Combination;

● the fact that our Sponsor, officers and directors will lose their entire investment in us and will not be reimbursed for any out-of-pocket expenses if an initial business combination is not consummated by June 28, 2022, unless the period in which we must complete an initial business combination is extended pursuant to our Amended and Restated Certificate of Incorporation; and

● that pursuant to the IPO Registration Rights Agreement, the Northern Lights Restricted Stockholders are entitled to registration of the shares of Class A Stock into which the Founder Shares will automatically convert at the time of the consummation of the Business Combination.

Our ability to consummate an initial business combination may be adversely affected by economic uncertainty and volatility in the financial markets, including as a result of the military conflict in Ukraine.

In late February 2022, Russian military forces invaded Ukraine. Russia’s invasion, the responses of countries and political bodies to Russia’s actions, and the potential for wider conflict may increase financial market volatility and could have adverse effects on regional and global economic markets, including the markets for certain securities and commodities. Following Russia’s actions, various countries, including the United States, Canada, the United Kingdom, Germany, and France, as well as the European Union, issued broad-ranging economic sanctions against Russia. The sanctions consist of the prohibition of trading in certain Russian securities and engaging in certain private transactions, the prohibition of doing business with certain Russian corporate entities, large financial institutions, officials and persons, and the freezing of Russian assets. The sanctions include a possible commitment by certain countries and the European Union to remove selected Russian banks from the Society for Worldwide Interbank Financial Telecommunications, commonly called “SWIFT,” the electronic network that connects banks globally, and imposed restrictive measures to prevent the Russian Central Bank from undermining the impact of the sanctions. A number of large corporations and U.S. states have also announced plans to curtail business dealings with certain Russian businesses.

The imposition of the current sanctions (and potential imposition of further sanctions in response to continued Russian military activity) and other actions undertaken by countries and businesses may adversely impact various sectors of the Russian economy, and the military action has severe impacts on the Ukrainian economy, including its exports and food production. The duration of ongoing hostilities and corresponding sanctions and related events cannot be predicted and may result in a negative impact on the markets and thereby may negatively impact the Company’s ability to consummate a Business Combination or any other business combination.

We did not obtain an opinion from an independent investment banking or accounting firm, and consequently, you have no assurance from an independent source that the price we are paying in connection with the Business Combination is fair to us from a financial point of view.

We are not required to obtain an opinion from an independent investment banking or accounting firm that the price we are paying in connection with the Business Combination is fair to us from a financial point of view. Our Board did not obtain a third-party valuation or fairness opinion in connection with its determination to approve the Business Combination. In analyzing the Business Combination, our Board and management conducted due diligence on SHF and the industry in which SHF operates, including through the review of financial and other information provided by SHF in the course of our due diligence investigations. Based on such due diligence, our Board believes that the Business Combination with SHF is in the best interests of us and our stockholders and presents an opportunity to increase stockholder value. For more information related to the criteria and justifications of our Board for making its determination, see “The Business Combination— The Company’s Board of Directors’ Reasons for the Approval of the Business Combination.” For more information, generally, about the decision-making process of the Board and management, see “The Business Combination.” Accordingly, our stockholders will be relying solely on the business judgment of our Board regarding SHF’s value and the benefits of the Business Combination. There is no assurance that our Board properly valued SHF’s business and the Business Combination.

The lack of an independent third-party fairness opinion may also lead to an increased number of stockholders voting against the Business Combination or demand redemption of their shares, which could potentially impact our ability to consummate the Business Combination. For more information about the Board’s decision-making process, see “The Business Combination—The Company’s Board of Directors’ Reasons for the Approval of the Business Combination.”

Our Northern Lights Restricted Stockholders hold a significant number of shares of our common stock and they will lose their entire investment in us if a business combination is not completed.

Our Northern Lights Restricted Stockholders hold in the aggregate 2,875,000 Founder Shares and 528,175 Private Placement Shares, representing approximately 22.8% of the total outstanding shares upon completion of our IPO. The Founder Shares will be worthless if we do not complete a business combination by June 28, 2022, unless the period in which we must complete an initial business combination is extended pursuant to our Amended and Restated Certificate of Incorporation. In addition, our Sponsor hold an aggregate 264,088 Private Placement Warrants that will also be worthless if we do not complete a business combination by June 28, 2022, unless the period in which we must complete an initial business combination is extended pursuant to our Amended and Restated Certificate of Incorporation.

If we complete a business combination that results in our shares of Class A Stock trading at a lower price, our Northern Lights Restricted Stockholders may still profit from their investment in their Founder Shares. The Northern Lights Restricted Stockholders paid an aggregate of $25,000 for the Founder Shares, or approximately $0.009 per founder share. The Northern Lights Restricted Stockholders stand to make a substantial profit even if the shares of Class A Stock decline in value following the Business Combination.

The Founder Shares are identical to the shares of Class A Stock included in the units, except that (a) the Founder Shares are subject to certain transfer restrictions, and (b) each of the Northern Lights Restricted Stockholders has entered into a letter agreement with us, whereby each Northern Lights Restricted Stockholder agreed to (x) convert their Founder Shares into shares of Class A Stock of the post-combination company on a one-for-one basis at the closing of the Business Combination and (y) for those Northern Lights Restricted Stockholders waive certain of their redemption rights with respect to their Class A Stock.

The nominal purchase price paid by the Sponsor and directors and officers of the Company for the Founder Shares may significantly dilute the implied value of the public shares in the event the parties complete an initial Business Combination. In addition, the value of the Founder Shares will be significantly greater than the amount the Sponsor and directors and officers of the Company paid to purchase such shares in the event the parties complete an initial business combination, even if the Business Combination causes the trading price of the Company’s common stock to materially decline.

The nominal purchase price paid by the Sponsor and directors and officers of the Company for the Founder Shares may significantly dilute the implied value of the Business Combination. In addition, the value of the Founder Shares will be significantly greater than the amount the Sponsor and directors and officers of the Company paid to purchase such shares in the event we complete the Business Combination causes the trading price of the Stock to materially decline. The Northern Lights Restricted Stockholders initially invested an aggregate of $5,306,750 in the Company comprised of $25,000 for the Founder Shares and $5,281,750 for the Private Placement Units. The amount held in our Trust Account was approximately $117.4 million as of June 8, 2022, implying a value of $10.21 per share of Class A stock held by the public stockholders. Based on these assumptions, each share of Stock would have an implied value of $8.23 per share upon completion of the Business Combination, representing a 19.3% decrease from the initial implied value of $10.21 per share of Class A stock held by the public stockholders. This does not take into account any potential dilution from the issuance of any shares upon the exercise of warrants to purchase Class A Stock that will remain outstanding immediately following the Business Combination or the PIPE Warrants, which warrants are exercisable at a price of $11.50 per share and currently considered anti-dilutive, nor does it take into account the PIPE Shares, which are initially convertible at a price of $10.00 per share.

Taking into account the additional 625,000 shares of Class A Stock that our Sponsor may be entitled to receive under the anti-dilution provisions of our current Amended and Restated Certificate of Incorporation, each share of Class A Stock would have an implied value of $7.90 per share upon completion of the Business Combination, representing a 22.6% decrease from the initial implied value of $10.21 per share of Class A Stock held by the public stockholders. While the implied value of $8.23 per share (or $7.90 per share assuming the issuance of an additional 625,000 shares of Class A Stock under the anti-dilution provisions in our Amended and Restated Certificate of Incorporation) upon completion of the Business Combination would represent a dilution to our public stockholders, this would represent a significant increase in value for the Sponsor and directors and officers of the Company relative to the price it paid for each Founder Share. At $0.009 per share, the 2,875,000 shares of the Company common stock that the Sponsor and directors and officers of the Company holding Founder Shares would own upon completion of the Business Combination would have an aggregate implied value of $23.7 million, assuming no additional shares of Class A Stock are issued to our Sponsor under the anti-dilution provisions in our Amended and Restated Certificate of Incorporation. Assuming the additional 625,000 shares of Class A Stock are issued, the implied value would be approximately $27.6 million. As a result, even if the trading price of the Class A Stock significantly declines, the value of the Founder Shares held by the Sponsor and directors and officers of the Company will be significantly greater than the amount the Sponsor and directors and officers of the Company paid to purchase such shares. In addition, the Sponsor and directors and officers of the Company could potentially recoup their entire investment, even if the trading price of the Stock after the initial Business Combination is as low as $1.56 per share assuming no additional shares of Class A Stock are issued to our Sponsor under the anti-dilution provisions in our Amended and Restated Certificate of Incorporation or $1.32 per share if the additional 625,000 shares are issued. As a result, the Sponsor and directors and officers of The Company holding Founder Shares are likely to earn a substantial profit on their investment upon disposition of shares of the Class A Stock even if the trading price of the Class A Stock declines after the completion of the initial Business Combination. The Sponsor and directors and officers of the Company holding Founder Shares may therefore be economically incentivized to complete an initial business combination with a riskier, weaker-performing or less-established target business, or on terms less favorable to the public stockholders, rather than liquidating the Company. This dilution would increase to the extent that public stockholders seek redemptions from the Trust Account for their Class A Stock.

Our Sponsor, directors or officers or their affiliates may elect to purchase shares from public stockholders, which may influence a vote on a proposed Business Combination and the other proposals described in this proxy statement and reduce the public “float” of our Class A Stock, public warrants and public units.

Our Sponsor, directors or officers or their affiliates may purchase shares in privately negotiated transactions or in the open market either prior to or following the completion of the Business Combination, although they are under no obligation to do so. Such a purchase may include a contractual acknowledgement that such stockholder, although still the record holder of our shares is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that our Sponsor, directors, officers or their affiliates purchase shares in privately negotiated transactions from public stockholders who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their shares. The purpose of such purchases could be to vote such shares in favor of the Business Combination and thereby increase the likelihood of obtaining stockholder approval of the Business Combination or to satisfy closing conditions in the Purchase Agreement regarding required amounts in the Trust Account equaling or exceeding certain thresholds where it appears that such requirements would otherwise not be met. This may result in the completion of a Business Combination that may not otherwise have been possible.

In addition, if such purchases are made, the public “float” of our Class A Stock, public warrants and public units and the number of beneficial holders of such securities may be reduced, possibly making it difficult to obtain or maintain the quotation, listing or trading of our securities on the Nasdaq or another national securities exchange or reducing the liquidity of the trading market for our Class A Stock, public warrants and public units.

Our public stockholders will experience dilution as a consequence of, among other transactions, the issuance of Class A Stock as part of the consideration in the Business Combination, the issuance of Class A Stock in the PIPE and the potential issuance of Class A Stock under the Incentive Plan. Having a minority share position may reduce the influence that our current stockholders have on the management of the post-combination company.

Pursuant to the Business Combination, the Company will issue an aggregate of 11,386,139 shares of Class A Stock to the Seller (see the section entitled “Proposal No. 1—Approval of the Business Combination”). Furthermore, if the Incentive Plan Proposal is approved, the aggregate number of shares of common stock initially issuable under the Incentive Plan will be approximately 4,037,147 shares of common stock, which amount equals 15% of the shares of common stock to be issued and outstanding as of the closing of the Business Combination, taking into account certain assumptions detailed in the section entitled “Proposal No. 6—Approval and Adoption of the Incentive Plan.”

It is anticipated that, upon completion of the Business Combination: (i) the Company’s public stockholders (excluding the Northern Lights Restricted Stockholders’ converted Founder Shares) will retain an ownership interest of approximately 34.9% in the post-combination company; (ii) the Northern Lights Restricted Stockholders will own approximately 12.3% of the post-combination company with respect to their converted Founder Shares; (iii) the Seller will own approximately 34.6% of the post-combination company; and (iv) the PIPE Investors will own approximately 18.2% of the post-combination company with respect to the PIPE Shares on an as-converted basis. The ownership percentage with respect to the post-combination company following the Business Combination (a) does not take into account (1) the issuance of any shares upon the exercise of warrants to purchase Class A Stock that will remain outstanding immediately following the Business Combination or the PIPE Warrants, (2) the issuance of any shares upon completion of the Business Combination under the Incentive Plan, (3) the redemption of shares of Class A Stock held by the Company’s public stockholders pursuant to our Amended and Restated Certificate of Incorporation, or (4) the conversion of the PIPE Shares at a price less than $10.00 per share pursuant to certain adjustment provisions in the PIPE Certificate of Designation or the exercise of the PIPE Warrants at a price less than $11.50 pursuant to certain adjustment provisions contained therein, but (b) does take into account (1) the conversion of 2,875,000 Founder Shares into an equivalent number of shares of Class A Stock at the closing of the Business Combination on a one-for-one basis (even though such shares of Class A Stock will be subject to transfer restrictions) and (2) the issuance of an additional 625,000 shares of Class A Stock to the Sponsor upon conversion of the Founder Shares in accordance with certain anti-dilution provisions contained in the Amended and Restated Certificate of Incorporation. If the actual facts are different than these assumptions (which they are likely to be), the percentage ownership retained by the Company’s existing stockholders in the post-combination company will be different. For more information, please see the sections entitled “Summary of the Proxy Statement—Impact of the Business Combination on the Company’s Public Float” and “Unaudited Pro Forma Condensed Combined Financial Information.”

The potential issuance of Class A Stock pursuant to the Incentive Plan may dilute the equity interests of our existing stockholders and may adversely affect prevailing market prices for our public shares and/or public warrants or the market prices for the Class A Stock, public warrants or public units of the post-combination company. If any of the Company’s public shares are redeemed in connection with the Business Combination, the percentage of the outstanding Class A Stock held by the public stockholders will decrease and the percentages of the outstanding shares of Class A Stock held immediately following the Business Combination by the Northern Lights Restricted Parties and the Seller will increase. To the extent that any of the outstanding warrants are exercised for shares of Class A Stock, or additional awards are issued under the proposed Incentive Plan, the Company’s existing stockholders may experience substantial dilution. Such dilution could, among other things, limit the ability of the Company’s existing stockholders to influence the Company’s management through the election of directors following the Business Combination.

The public stockholders will experience dilution as a consequence of the issuance of Class A Stock as consideration in the Business Combination and may experience dilution from several additional sources in connection with and after the Business Combination. Having a minority share position may reduce the influence that the public stockholders have on the management of the Company following the closing of the Business Combination.

The issuance of additional shares of Class A Stock in the Business Combination will dilute the equity interests of the public stockholders and may adversely affect prevailing market prices for the Class A Stock and Warrants. The public stockholders who do not redeem their public shares may experience dilution from several additional sources to varying degrees in connection with and after the Business Combination, including in each of the following instances:

●	11,386,139 shares of Class A Stock to be issued to the Seller in the Business Combination, valued at $10.10 per share. This represents approximately 42.3% of the number of shares of Class A Stock that will be outstanding following the consummation of the Business Combination (assuming no public stockholders exercise redemption rights with respect to their public shares, referred to herein as the “no redemption scenario” and the Sponsor receives 625,000 in additional shares pursuant to certain anti-dilution provisions contained in the Amended and Restated Certificate of Incorporation) or 34.6% of the number of shares of Class A Stock that will be outstanding following the consummation of the Business Combination assuming that the PIPE Shares are also converted at $10.00 a share. Further, the 11,386,139 shares of Class A Stock represents approximately 69.3% of the number of shares of Class A Stock that will be outstanding following the consummation of the Business Combination (assuming 9,855,735 of public shares are redeemed, referred to herein as the “maximum redemption scenario”) or 50.8% of the number of shares of Class A Stock that will be outstanding following the consummation of the Business Combination assuming that the PIPE Shares are also converted at $10.00 a share.

●	An aggregate of 9,014,088 Warrants will be outstanding following the Business Combination. The shares of Common Stock underlying the Warrants represent approximately 21.5% or 28.7% of the fully-diluted number of shares of Class A Stock immediately following the consummation of the Business Combination (provided that the 9,014,088 shares of Common Stock underlying the Warrants are included in the number of shares of Class A Stock that may be outstanding following the consummation of the Business Combination for the purposes of calculating this percentage, consistent with the presentation in the Redemption Sensitivity Analysis below and assuming the PIPE Shares are converted at $10.00 a share), assuming the no redemption scenario and the maximum redemption scenario, respectively.

●	The Company will reserve 15% of the number of outstanding shares of Class A Stock to be issued and outstanding as of the closing of the Business Combination (but excluding the shares of Class A Stock that may be issued upon conversion of the PIPE Shares) pursuant to the 2022 Stock Incentive Plan. The granted awards, when vested and settled or exercisable, may result in the issuance of additional shares up to the amount of the share reserve under the 2022 Stock Incentive Plan.

●	The Company may determine, subject to the receipt of any stockholder or stock exchange approvals that may be required, to issue additional shares of Class A Stock or other equity securities of equal or senior rank in connection with privately negotiated transactions following the consummation of the Business Combination.

Depending on the number of public stockholders that exercise their redemption rights, the remaining public stockholders will be subject to varying levels of dilution. In each of the redemption scenarios detailed in the below sensitivity table, the residual equity value owned by non-redeeming stockholders, taking into account the respective redemption amounts, is assumed to remain the deemed value of $10.00. As a result of such redemption amounts and the assumed $10.00 per share value, the implied total equity value of the Company, assuming no dilution from any Additional Dilution Sources, would be (a) $329,143,140 in the no redemption scenario, (b) $294,643,140 in the 25% redemption scenario, (c) $265,393,140 in the 50% redemption scenario, (d) 236,643,140 in the 75% redemption scenario, and (e) $224,335,790 in the maximum redemption scenario. Additionally, the sensitivity table below sets forth the potential additional dilutive impact of each of the Additional Dilution Sources in each redemption scenario, as described further in Notes 4 through 8 below.

Redemption Sensitivity Analysis Table

Holders	No Redemption Scenario	% of Total	25% Redemption Scenario	% of Total	50% Redemption Scenario	% of Total	75% Redemption Scenario	% of Total	Maximum Redemption Scenario	% of Total
Public Stockholders (1)	11,500,000	34.9%	8,625,000	29.3%	5,750,000	21.7%	2,875,000	12.1%	1,644,265	7.3%
Northern Lights Stockholders including sponsor (2)	4,028,175	12.3%	3,453,175	11.7%	3,403,175	12.8%	3,403,175	14.4%	3,403,175	15.2%
Seller	11,386,139	34.6%	11,386,139	38.6%	11,386,139	42.9%	11,386,139	48.1%	11,386,139	50.8%
PIPE Investors (3)	32,914,314	100.0%	29,464,314	100.0%	26,539,314	100.0%	23,664,314	100.0%	22,433,579	100.0%
Total Shares Outstanding Excluding Warrants, Equity Incentive Plans	$329,143,140		$294,643,140		$265,393,140		$236,643,140		$224,335,790
Total Equity Value Post Redemption (3)	$10.00		$10.00		$10.00		$10.00		$10.00
Per Share value (3)	4,028,175	12.3%	3,453,175	11.7%	3,403,175	12.8%	3,403,175	14.4%	3,403,175	15.2%

Additional Dilution Sources (4)	No Redemption Scenario	% of Total	25% Redemption Scenario	% of Total	50% Redemption Scenario	% of Total	75% Redemption Scenario	% of Total	Maximum Redemption Scenario	% of Total
New SHF Stock Options (5)	4,037,147	10.9%	3,519,647	10.7%	3,080,897	10.4%	2,649,647	10.1%	2,465,037	9.9%
Public Stockholder Warrants (6)	5,750,000	14.9%	5,750,000	16.3%	5,750,000	17.8%	5,750,000	19.5%	5,750,000	20.4%
Private Warrants (7)	264,088	0.8%	264,088	0.9%	264,088	1.0%	264,088	1.1%	264,088	1.2%
PIPE Warrants (8)	3,000,000	8.4%	3,000,000	9.2%	3,000,000	10.2%	3,000,000	11.3%	3,000,000	11.8%
Total Additional Dilutive Sources	13,051,235	28.4%	12,533,735	29.8%	12,094,985	31.3%	11,663,735	33.0%	11,479,124	33.8%

(1) Represents 9,855,735 in redeemed shares under the Maximum Redemption Scenario.

(2) Assumes 625,000 and 50,000 anti-dilution shares issued to the Sponsor under the No Redemption and 25% Redemption Scenarios, respectively.

(3) Assumes PIPE Shares are converted at $10.00 a share. PIPE Shares may convert at a lower price which would increase the Class A Stock outstanding. In order to calculate the implied equity value, we utilized a consistent per share value of $10.00. Per share value will vary with market conditions and we cannot guarantee or estimate a per share value at or subsequent to the Business Combination.

(4) The Percentage of Total with respect to each Additional Dilution Source set forth below, including the Total Additional Dilutive Sources, includes the full amount of shares issued with respect to the applicable Additional Dilution Source in both the numerator and denominator. For example, in the 25% Redemption Scenario, the Percentage of Total with respect to the New SHF Stock Options would be calculated as follows: (a) 3,519,647 shares issued pursuant to the Incentive Plan; divided by (b) (i) 29,464,314 shares (the number of shares outstanding prior to any issuance pursuant to the New SHF Stock Options) plus (ii) shares issued pursuant to the Incentive Plan.

(5) Assumes the issuance of all shares of Class A common stock reserved for issuance under the Inventive Plan which amount equals 15% of the shares of common stock to be issued and outstanding as of the closing of the Business Combination—excluding the PIPE Shares.

(6) Represents IPO warrants issued to Public Stockholders shares exercisable at $11.50 a share.

(7) Represents warrants issued in conjunction with the Private Placement Shares exercisable at $11.50 a share.

(8) Represents the impact of 3,000,000 PIPE Warrants initially exercisable at $11.50 a share, which exercise price is subject to adjustment as described elsewhere in this proxy statement.

The foregoing table is provided for illustrative purposes only and there can be no assurance that the Company’s Class A Stock will trade at the illustrative per share values set forth above, regardless of the levels of redemption.

The issuance of additional shares of the Company’s Class A Stock (or other equity securities of equal or senior rank), including through any of the foregoing, could have the following effects for holders of public shares who elect not to redeem their shares:

●	your proportionate ownership interest in the Company will decrease;

●	the relative voting strength of each previously outstanding share of the Class A Stock will be diminished; or

●	the market prices of the Class A Stock and the Warrants may decline.

There can be no assurance that the Class A Stock that will be issued in connection with the Business Combination will be approved for listing on Nasdaq or, if approved, will continue to be so listed following the closing of the Business Combination, or that we will be able to comply with the continued listing standards of Nasdaq.

Our eligibility for listing may depend on, among other things, the number of our shares that are redeemed. We intend to apply for the listing of our publicly-traded common stock and warrants on Nasdaq. If Nasdaq denies our application for failure to meet the listing standards, we and our stockholders could face significant material adverse consequences including:

● a limited availability of market quotations for our securities;

● reduced liquidity for our securities;

● a determination that the Class A Stock of the post-combination company is a “penny stock” which will require brokers trading in the Class A Stock of the post-combination company to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

● a limited amount of news and analyst coverage; and

● a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” If the Class A Stock, public units and public warrants of the post-combination company are listed on Nasdaq, they will be covered securities. Although the states are preempted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. While we are not aware of a state, other than the State of Idaho, having used these powers to prohibit or restrict the sale of securities issued by blank check companies, certain state securities regulators view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the sale of securities of blank check companies in their states. Further, if we were not listed on Nasdaq, our securities would not be covered securities and we would be subject to regulation in each state in which we offer our securities.

Resales of the shares of Class A Stock included in the Stock Consideration could depress the market price of the Class A Stock of the post-combination company.

There may be a large number of shares of Class A Stock of the post-combination company sold in the market following the completion of the Business Combination or shortly thereafter. The shares held by the Company’s public stockholders will be freely tradeable. Class A Stock issued to the Seller pursuant to the Business Combination will be freely tradeable following the latter of (i) expiration of the lock-up on the earlier of (A) six months following the closing of the Business Combination and (B) subsequent to the closing of the Business Combination, the earlier of (x) the date that the last sale price of the Class A Stock equals or exceeds $12.50 per share as quoted on Nasdaq (adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days following the closing of the Business Combination or (y) the date on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of the Company for cash, securities or other property, as set forth in the Seller Lock-up Agreement and (ii) the registration of the resale thereof pursuant to a registration statement that we have agreed to promptly file after the completion of the Business Combination. Class A Stock of the post-combination company held by the Sponsor as a result of the conversion of its Class B Stock will be freely tradeable following the latter of (i) expiration of the lock-up period set forth in the letter agreement entered into by our Sponsor, directors, and officers in connection with the IPO and (ii) the registration of the resale thereof pursuant to an exercise of registration rights set forth in that certain IPO Registration Rights Agreement. Class A Stock of the post-combination company held by the Northern Lights Restricted Stockholders (other than the Sponsor) as a result of the conversion of their Class B Stock will be freely tradeable upon the registration of the resale thereof pursuant to an exercise of those certain registration rights set forth in the IPO Registration Rights Agreement.

We will have approximately 32,914,314 shares of Class A Stock of the post-combination company outstanding after the Business Combination (assuming that no shares of Class A Stock are redeemed, no outstanding warrants to purchase shares of Class A Stock are exercised, all PIPE Shares are converted to shares of Class A Stock at a price of $10.00 per share, and subject to further issuance of awards under the Incentive Plan). Such sales of shares of Class A Stock of the post-combination company or the perception of such sales may depress the market price of the Class A Stock, public warrants or public units of the post-combination company.

We are a blank check company, and as we have no operating history and are subject to a mandatory liquidation and subsequent dissolution requirement, there is a risk that we will be unable to continue as a going concern if we do not consummate an initial business combination by June 28, 2022. Unless we amend our Amended and Restated Certificate of Incorporation (which requires the affirmative vote of 65% of all then outstanding shares of Common Stock) and amend certain other agreements into which we have entered to extend the life of the Company, if we do not complete an initial business combination by June 28, 2022, we will: (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than 10 business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest not previously released to the Company to pay franchise and income taxes (less up to $100,000 of interest to pay dissolution expenses) divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law; and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our Board, dissolve and liquidate, subject in each case to our obligations under the DGCL to provide for claims of creditors and the requirements of other applicable law. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per public unit in the IPO. In addition, if we fail to complete an initial business combination by June 28, 2022, there will be no redemption rights or liquidating distributions with respect to our public warrants or the Private Placement Warrants, which will expire worthless. While we expect to consummate the Business Combination and do not intend to take any action to extend the life of the Company beyond June 28, 2022, we reserve the right to pursue such an extension.

Even if we consummate the Business Combination, there is no guarantee that the public warrants will ever be in the money, and they may expire worthless and the terms of our warrants may be amended.

The exercise price for our warrants is $11.50 per share of Class A Stock. There is no guarantee that the public warrants will ever be in the money prior to their expiration, and as such, the warrants may expire worthless.

Our ability to successfully effect the Business Combination and the success of the post-combination company are dependent upon the efforts of our key personnel, including the key personnel of SHF and the Seller.

Our ability to successfully effect the Business Combination is dependent upon the efforts of our key personnel, including the key personnel of SHF and the Seller. Although some of our key personnel may remain with the post-combination business in senior management or advisory positions following the Business Combination, it is possible that we will lose some key personnel, the loss of which could negatively impact the operations and profitability of our post-combination business. SHF does not maintain key-man life insurance on any of its officers. We anticipate that some or all of the management of SHF will remain in place.

Our officers and directors may allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This conflict of interest could have a negative impact on our ability to consummate a business combination.

Our officers and directors are not required to commit their full time to our affairs, which could create a conflict of interest when allocating their time between our operations and their other commitments. Some of our officers and directors are engaged in other business endeavors and are not obligated to devote any specific number of hours to our affairs. If our officer’s and director’s other business affairs require them to devote more substantial amounts of time to such affairs it could limit their ability to devote time to our affairs and could have a negative impact on our ability to consummate our initial business combination. We cannot assure you that these conflicts will be resolved in our favor.

Our Sponsor, officers and directors may have business contacts that may potentially do business with a target company, thereby causing conflicts of interest in their evaluation of which target company to acquire.

Our Sponsor, officers and directors have long-standing business contacts in the cannabis industry, which we believe has been of substantial benefit to us in evaluating potential targets for our initial business combination and which we believe will be beneficial to us in the future in determining growth strategies for a target’s business after completion of a business combination. These business contacts may also be potential customers of a target company, which may cause a conflict of interest in the evaluation by our Sponsor, officers and directors of which target company to acquire.

As described below under “Business of Safe Harbor Financial—Lending,” in connection with the closing of a $5.0 million senior secured loan made by SHF to Solar Cannabis Co. (“Solar”), Solar paid a referral fee of $50,000 to Luminous Capital Inc., an affiliate of our Sponsor. The fee was paid pursuant to a consulting agreement previously entered into between Solar and Luminous Capital Inc.

The Company and SHF will be subject to business uncertainties and contractual restrictions while the Business Combination is pending.

Uncertainty about the effect of the Business Combination on employees and third parties may have an adverse effect on the Company and SHF. These uncertainties may impair our or SHF’s ability to retain and motivate key personnel and could cause third parties that deal with any of us or them to defer entering into contracts or making other decisions or seek to change existing business relationships. If key employees depart because of uncertainty about their future roles and the potential complexities of the Business Combination, our or SHF’s businesses could be harmed.

We may waive one or more of the conditions to the Business Combination.

We may agree to waive, in whole or in part, one or more of the conditions to our obligations to complete the Business Combination, to the extent permitted by our Amended and Restated Certificate of Incorporation and bylaws and applicable laws. Other events pursuant to which the Company may elect to waive the conditions to complete the Business Combination include changes in the course of SHF’s businesses or a request by SHF to undertake actions that would otherwise be prohibited by the terms of the Purchase Agreement or the occurrence of other events that would have a material adverse effect on SHF’s businesses and would entitle the Company to terminate the Purchase Agreement. In any of such circumstances, it would be at the Company’s discretion, acting through its Board, to grant its consent or waive those rights. As of the date of this proxy statement, the Company does not believe there will be any changes or waivers that the Company’s Board would be likely to make after stockholder approval of the Business Combination Proposal has been obtained. We may not waive the condition that our stockholders approve the Business Combination. Please see the section entitled “Proposal No. 1—Approval of the Business Combination—The Purchase Agreement—Conditions to Closing of the Business Combination” for additional information.

The exercise of discretion by our directors and officers in agreeing to changes to the terms of or waivers of closing conditions in the Purchase Agreement may result in a conflict of interest when determining whether such changes to the terms of the Purchase Agreement or waivers of conditions are appropriate and in the best interests of our stockholders.

In the period leading up to the closing of the Business Combination, other events may occur that, pursuant to the Purchase Agreement, would require the Company to agree to amend the Purchase Agreement, to consent to certain actions or to waive rights that we are entitled to under the Purchase Agreement. Such events could arise because of changes in the course of SHF’s business, a request by the Seller to undertake actions that would otherwise be prohibited by the terms of the Purchase Agreement or the occurrence of other events that would have a material adverse effect on SHF’s business and would entitle the Company to terminate the Purchase Agreement. In any of such circumstances, it would be in the discretion of the Company, acting through the Board, to grant its consent or waive its rights. The existence of the financial and personal interests of the directors described elsewhere in this proxy statement may result in a conflict of interest on the part of one or more of the directors between what he or she may believe is best for the Company and our stockholders and what he or she may believe is best for himself or herself or his or her affiliates in determining whether or not to take the requested action. As of the date of this proxy statement, we do not believe there will be any changes or waivers that our directors and officers would be likely to make after stockholder approval of the Business Combination has been obtained. While certain changes could be made without further stockholder approval, if there is a change to the terms of the Business Combination that would have a material impact on the stockholders, we will be required to circulate a new or amended proxy statement or supplement thereto and resolicit the vote of our stockholders with respect to the Business Combination Proposal.

The ability of the Company’s stockholders to exercise redemption rights with respect to a large number of the Company’s shares may not allow the Company to complete the Business Combination or optimize its capital structure.

Because the Purchase Agreement requires the Company to have at least $5,000,001 in net tangible assets at Closing (after giving effect to redemptions by the Company public stockholders), the Company will need to reserve a portion of the cash in the Trust Account to meet such requirements, unless such closing condition is waived by the Seller. Above the maximum redemption scenario (please see “Impact of the Business Combination on the Company’s Public Float” above), we will not meet the $5,000,001 net tangible asset threshold. In addition, if a larger number of shares are submitted for redemption than we currently expect, the Company may need to seek to restructure the transaction to reserve a greater portion of the cash in the Trust Account. If the Business Combination is unsuccessful, you would not receive your pro rata portion of the Trust Account until the Company liquidates the Trust Account or consummates an alternative initial business combination or upon the occurrence of an Extension or certain other corporation actions as set forth in the Company’s Amended and Restated Certificate of Incorporation. If you are in need of immediate liquidity, you could attempt to sell your stock in the open market; however, at such time the Company’s stock may trade at a discount to the pro rata amount per share in the Trust Account or there may be limited market demand at such time. In either situation, you may suffer a material loss on your investment or lose the benefit of funds expected in connection with the Company’s redemption until the Company liquidates, consummates an alternative initial business combination, effectuates an Extension or takes certain other actions set forth in the Company’s Amended and Restated Certificate of Incorporation or you are able to sell your stock in the open market.

We and SHF will incur significant transaction and transition costs in connection with the Business Combination.

We and SHF have both incurred and expect to incur significant, non-recurring costs in connection with consummating the Business Combination and operating as a public company following the consummation of the Business Combination. We and SHF may also incur additional costs to retain key employees. All expenses incurred in connection with the Purchase Agreement and the transactions contemplated thereby (including the Business Combination), including all legal, accounting, consulting, investment banking and other fees, expenses and costs, will be for the account of the party incurring such fees, expenses and costs or paid by the Company following the closing of the Business Combination.

The Company’s transaction expenses as a result of the Business Combination are currently estimated at approximately $9.8 million, including $4,025,000 in deferred underwriting commissions to the underwriter of our IPO. The amount of the deferred underwriting commissions will not be adjusted for any shares that are redeemed in connection with a business combination. The per-share amount we will distribute to stockholders who properly exercise their redemption rights will not be reduced by the deferred underwriting commissions and after such redemptions, the per-share value of shares held by non-redeeming stockholders will reflect our obligation to pay the deferred underwriting commissions.

If the adjournment proposal is not approved, and an insufficient number of votes have been obtained to authorize the consummation of the Business Combination, the Board will not have the ability to adjourn the meeting to a later date in order to solicit further votes, and, therefore, the Business Combination will not be approved.

The Board is seeking approval to adjourn the meeting to a later date or dates if, at the meeting, the business combination proposal is not approved. If the adjournment proposal is not approved, the Board will not have the ability to adjourn the meeting to a later date and, therefore, the Business Combination would not be completed.

If we are unable to complete an initial business combination, our public stockholders may receive only approximately $10.21 per share on the liquidation of the Trust Account (or less than $10.21 per share in certain circumstances where a third party brings a claim against us that our Sponsor is unable to indemnify), and our warrants will expire worthless.

If we are unable to complete an initial business combination by June 28, 2022, our public stockholders may receive only approximately $10.21 per share (based upon the value of our Trust Account as of June 8, 2022) on the liquidation of the Trust Account (or less than $10.21 per share in certain circumstances where a third-party brings a claim against us for which our Sponsor is unable to indemnify (as described herein)) and our warrants will expire worthless.

If third parties bring claims against us, the proceeds held in the Trust Account could be reduced and the per-share redemption amount received by stockholders may be less than $10.21 per share (based upon the value of our Trust Account as of June 8, 2022).

Our placing of funds in the Trust Account may not protect those funds from third-party claims against us. Although we will seek to have all vendors, service providers (other than our independent auditors), prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any funds held in the Trust Account for the benefit of our public stockholders, such parties may not execute such agreements, or even if they execute such agreements they may not be prevented from bringing claims against the Trust Account, including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain advantage with respect to a claim against our assets, including the funds held in the Trust Account. If any third party refuses to execute an agreement waiving such claims to the funds held in the Trust Account, our management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third-party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to us than any alternative.

Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the Trust Account for any reason. Upon redemption of our public shares, if we are unable to complete the Business Combination within the prescribed timeframe, or upon the exercise of a redemption right in connection with the Business Combination, we will be required to provide for payment of claims of creditors that were not waived that may be brought against us within the ten years following redemption. Accordingly, the per-share redemption amount received by public stockholders could be less than the $10.21 per share held in the Trust Account as of June 8, 2022, due to claims of such creditors.

Our Sponsor has agreed that it will be liable to us if and to the extent any claims by a vendor (other than our independent public accountants) for services rendered or products sold to us, or a prospective target business with which we have entered into a transaction agreement, reduce the amount of funds in the Trust Account to below (i) $10.20 per public share or (ii) such lesser amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under indemnity of the underwriter of our IPO against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, our Sponsor will not be responsible to the extent of any liability for such third party claims. We have not independently verified whether our Sponsor has sufficient funds to satisfy its indemnity obligations and believe that our Sponsor’s only assets are securities of our Company. We have not asked our Sponsor to reserve for such indemnification obligations. Therefore, we cannot assure you that our Sponsor would be able to satisfy those obligations. As a result, if any such claims were successfully made against the Trust Account, the funds available for our business combination and redemptions could be reduced to less than $10.21 per public share (based upon the value of our Trust Account as of June 8, 2022). In such event, we may not be able to complete our business combination, and you would receive such lesser amount per share in connection with any redemption of your public shares. None of our officers will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

If the funds held outside of Company’s Trust Account are insufficient to allow it to operate until at least June 28, 2022 (or up to December 28, 2022 if the Company extends the maximum time to complete an initial business combination), the Company’s ability to complete an initial business combination may be adversely affected.

We believe the funds available to it outside of the Trust Account will be sufficient to allow it to operate until it completes its business combination; however, we cannot assure you that its estimate is accurate. If we are required to seek additional capital, it would need to borrow funds from the Sponsor, management team or other third parties to operate or may be forced to liquidate. Neither the Sponsor, members of the Company’s management team nor any of their affiliates is under any obligation to advance funds to the Company in such circumstances. Any such advances would be repaid only from funds held outside the Trust Account or from funds released to the Company upon completion of the Company’s initial business combination. Up to $1,500,000 of such loans may be convertible into units identical to the Private Placement Units, at a price of $10.00 per unit at the option of the lender. As of June 8, 2022, there were no outstanding working capital loans. Prior to the completion of the Company’s initial business combination, it does not expect to seek loans from parties other than the Sponsor or an affiliate of the Sponsor as the Company does not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in the Trust Account. If the Company is unable to complete its initial business combination because it does not have sufficient funds available to it, the Company will be forced to cease operations and liquidate the Trust Account. Consequently, the Company’s public stockholders may only receive an estimated $10.21 per share (based upon the value of our Trust Account as of June 8, 2022), or possibly less, on its redemption of its public shares, and its warrants will expire worthless.

Our directors may decide not to enforce the indemnification obligations of our Sponsor, resulting in a reduction in the amount of funds in the Trust Account available for distribution to our public stockholders.

In the event that the proceeds in the Trust Account are reduced below the lesser of (i) $10.21 per public share (based upon the value of our Trust Account as of June 8, 2022) or (ii) other than due to the failure to obtain a waiver to seek access to the Trust Account, such lesser amount per share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay our franchise and income tax obligations, and our Sponsor asserts that it is unable to satisfy its obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our Sponsor to enforce its indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against our Sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so if, for example, the cost of such legal action is deemed by the independent directors to be too high relative to the amount recoverable or if the independent directors determine a favorable outcome is unlikely. If our independent directors choose not to enforce these indemnification obligations, the amount of funds in our Trust Account available for distribution to our public stockholders may be reduced below $10.21 per share (based upon the value of our Trust Account as of June 8, 2022).

If, before distributing the proceeds in the Trust Account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the claims of creditors in such proceeding may have priority over the claims of our stockholders and the per-share amount that would otherwise be received by our stockholders in connection with our liquidation may be reduced.

If, before distributing the proceeds in the Trust Account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the proceeds held in the Trust Account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the Trust Account, the per-share amount that would otherwise be received by our stockholders in connection with our liquidation may be reduced.

If, after we distribute the proceeds in the Trust Account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, a bankruptcy court may seek to recover such proceeds, and we and our Board may be exposed to claims of punitive damages.

If, after we distribute the proceeds in the Trust Account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. In addition, our Board may be viewed as having breached its fiduciary duty to our creditors and/or having acted in bad faith, thereby exposing itself and us to claims of punitive damages, by paying public stockholders from the Trust Account prior to addressing the claims of creditors. In addition, in no event will we redeem shares of our Class A Stock in an amount that would result in the Company’s failure to have net tangible assets in excess of $5,000,000.

Following the closing of the Business Combination, our only significant asset will be our ownership interest in SHF and such ownership may not be sufficient to pay dividends or make distributions or loans to enable us to pay any dividends on our Common Stock or satisfy our other financial obligations.

Following the closing of the Business Combination, we will have no direct operations and no significant assets other than our ownership of SHF. We and certain investors, the Sponsor, and directors and officers of the Sponsor and its affiliates will become stockholders of the post-combination company at that time. We will depend on SHF for distributions, loans and other payments to generate the funds necessary to meet our financial obligations, including our expenses as a publicly traded company and to pay any dividends with respect to our Common Stock. The financial condition and operating requirements of SHF may limit our ability to obtain cash from SHF. The earnings from, or other available assets of, SHF may not be sufficient to pay dividends or make distributions or loans to enable us to pay any dividends on our Common Stock or satisfy our other financial obligations.

Following the closing of the Business Combination, the Company may be a “controlled company” within the meaning of the applicable rules of Nasdaq and, as a result, may qualify for exemptions from certain corporate governance requirements. If the Company relies on these exemptions, its stockholders will not have the same protections afforded to stockholders of companies that are subject to such requirements.

Upon the closing of the Business Combination, depending on the number of shares of Class A Stock redeemed by the Company’s public stockholders, the Seller may control a majority of the voting power of the Company’s Class A Stock, and the Company may then be a “controlled company” within the meaning of applicable rules of Nasdaq. Under these rules, a company of which more than 50% of the voting power for the election of directors is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including the requirements:

●	that a majority of the board consists of independent directors;

●	for an annual performance evaluation of the nominating and corporate governance and compensation committees;

●	that the controlled company has a nominating and corporate governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

●	that the controlled company has a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibility.

While the Company does not intend to rely on these exemptions, the Company may use these exemptions now or in the future. As a result, the Company’s stockholders may not have the same protections afforded to stockholders of companies that are subject to all of the Nasdaq corporate governance requirements.

Subsequent to our completion of the Business Combination, we may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and our stock price, which could cause you to lose some or all of your investment.

Although we have conducted due diligence on SHF, we cannot assure you that this diligence will surface all material issues that may be present in SHF’s business, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of SHF’s business and outside of our and SHF’s control will not later arise. As a result of these factors, we may be forced to later write down or write off assets, restructure operations, or incur impairment or other charges that could result in losses. Even if our due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about the post-combination company or its securities. Accordingly, any of our stockholders who choose to remain stockholders following the Business Combination could suffer a reduction in the value of their shares. Such stockholders are unlikely to have a remedy for such reduction in value.

We have no operating or financial history and our results of operations and those of the post-combination company may differ significantly from the unaudited pro forma financial data included in this proxy statement.

We are a blank check company and we have no operating history and no revenues. This proxy statement includes unaudited pro forma condensed combined financial statements for the post-combination company. The unaudited pro forma condensed combined statement of operations of the post-combination company combines the historical unaudited results of operations of the Company for the three months ended Mach 31, 2022 with the historical unaudited results of operations of SHF for the three months ended March 31, 2022, and gives pro forma effect to the Business Combination and the acquisitions of SHF by the Company as if they had been consummated on January 1, 2021. The unaudited pro forma condensed combined statement of operations of the post-combination company combines the historical audited results of operations of the Company for the period ended December 31, 2021 with the historical audited results of operations of SHF for the year ended December 31, 2021, and gives pro forma effect to the Business Combination and the acquisitions of SHF by the Company as if they had been consummated on January 1, 2021.

The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only, are based on certain assumptions, address a hypothetical situation and reflect limited historical financial data. Therefore, the unaudited pro forma condensed combined financial statements are not necessarily indicative of the results of operations and financial position that would have been achieved had the Business Combination been consummated on the date indicated above, or the future consolidated results of operations or financial position of the post-combination company. Accordingly, the post-combination company’s business, assets, cash flows, results of operations and financial condition may differ significantly from those indicated by the unaudited pro forma condensed combined financial statements included in this document. For more information, please see the section entitled “Summary Unaudited Pro Forma Condensed Combined Financial Information.”

Unanticipated changes in effective tax rates or adverse outcomes resulting from examination of our income or other tax returns could adversely affect our financial condition and results of operations.

We will be subject to income taxes in the United States, and our domestic tax liabilities will be subject to the allocation of expenses in differing jurisdictions. Our future effective tax rates could be subject to volatility or adversely affected by a number of factors, including:

● changes in the valuation of our deferred tax assets and liabilities;

● expected timing and amount of the release of any tax valuation allowances;

● tax effects of stock-based compensation;

● costs related to intercompany restructurings;

● changes in tax laws, regulations or interpretations thereof; or

● lower than anticipated future earnings in jurisdictions where we have lower statutory tax rates and higher than anticipated future earnings in jurisdictions where we have higher statutory tax rates.

In addition, we may be subject to audits of our income, sales and other transaction taxes by U.S. federal and state authorities. Outcomes from these audits could have an adverse effect on our financial condition and results of operations.

A market for our securities may not continue, which would adversely affect the liquidity and price of our securities.

Following the Business Combination, the price of our securities may fluctuate significantly due to the market’s reaction to the Business Combination and general market and economic conditions. An active trading market for our securities following the Business Combination may never develop or, if developed, it may not be sustained. In addition, the price of our securities after the Business Combination can vary due to general economic conditions and forecasts, our general business condition and the release of our financial reports. Additionally, if our securities are not listed on, or become delisted from, Nasdaq for any reason, and are quoted on the OTC Bulletin Board or OTC Pink, an inter-dealer automated quotation system for equity securities that is not a national securities exchange, the liquidity and price of our securities may be more limited than if we were quoted or listed on Nasdaq or another national securities exchange. You may be unable to sell your securities unless a market can be established or sustained.

If the Business Combination’s benefits do not meet the expectations of investors, stockholders or financial analysts, the market price of our securities may decline.

If the benefits of the Business Combination do not meet the expectations of investors or securities analysts, the market price of the Company’s securities prior to the closing of the Business Combination may decline. The market values of our securities at the time of the Business Combination may vary significantly from their prices on the date the Purchase Agreement was executed, the date of this proxy statement, or the date on which our stockholders vote on the Business Combination.

In addition, following the Business Combination, fluctuations in the price of our securities could contribute to the loss of all or part of your investment. Immediately prior to the Business Combination, there has not been a public market for SHF stock and trading in the shares of our Class A Stock, public units and public warrants has not been active. Accordingly, the valuation ascribed to SHF and our Class A Stock, public units and public warrants in the Business Combination may not be indicative of the price of the post-combination company that will prevail in the trading market following the Business Combination. If an active market for our securities develops and continues, the trading price of our securities following the Business Combination could be volatile and subject to wide fluctuations in response to various factors, some of which are beyond our control. Any of the factors listed below could have a material adverse effect on your investment in our securities and our securities may trade at prices significantly below the price you paid for them. In such circumstances, the trading price of our securities may not recover and may experience a further decline.

Factors affecting the trading price of the post-combination company’s securities following the Business Combination may include:

● actual or anticipated fluctuations in our quarterly financial results or the quarterly financial results of companies perceived to be similar to us;

● changes in the market’s expectations about our operating results;

● the public’s reaction to our press releases, our other public announcements and our filings with the SEC;

● speculation in the press or investment community;

● success of competitors;

● our operating results failing to meet the expectation of securities analysts or investors in a particular period;

● changes in financial estimates and recommendations by securities analysts concerning the post-combination company or the market in general;

● operating and stock price performance of other companies that investors deem comparable to the post-combination company;

● our ability to market new and enhanced products on a timely basis;

● changes in laws and regulations affecting our business;

● commencement of, or involvement in, litigation involving the post-combination company;

● changes in the post-combination company’s capital structure, such as future issuances of securities or the incurrence of additional debt;

● the volume of shares of the Class A Stock, public warrants and public units of the post-combination company available for public sale;

● the volume of our public units or public warrants available for public sale;

● any material change in our Board or management;

● sales of substantial amounts of Common Stock by our directors, officers or significant stockholders or the perception that such sales could occur;

● the realization of any of the risk factors presented in this proxy statement;

● additions or departures of key personnel;

● failure to comply with the requirements of Nasdaq;

● failure to comply with the Sarbanes-Oxley Act of 2002 or other laws or regulations;

● actual, potential or perceived control, accounting or reporting problems;

● changes in accounting principles, policies and guidelines; and

● general economic and political conditions such as recessions, interest rates, fuel prices, international currency fluctuations and acts of war or terrorism.

Broad market and industry factors may materially harm the market price of our securities irrespective of our operating performance. The stock market in general and Nasdaq have experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of our securities, may not be predictable. A loss of investor confidence in the market for the stocks of other companies which investors perceive to be similar to the post-combination company could depress our stock price regardless of our business, prospects, financial conditions or results of operations. A decline in the market price of our securities also could adversely affect our ability to issue additional securities and our ability to obtain additional financing in the future.

In the past, securities class action litigation has often been initiated against companies following periods of volatility in their stock price. This type of litigation could result in substantial costs and divert our management’s attention and resources, and could also require us to make substantial payments to satisfy judgments or to settle litigation.

The Company’s stockholders may not realize a benefit from the Business Combination commensurate with the ownership dilution they will experience in connection with the Business Combination and the PIPE.

If the Company is unable to realize the full strategic and financial benefits currently anticipated from the Business Combination, the Company’s stockholders will have experienced substantial dilution of their ownership interests in their respective companies without receiving any commensurate benefit, or only receiving part of the commensurate benefit to the extent the Company is able to realize only part of the strategic and financial benefits currently anticipated from the Business Combination and the PIPE.

The process of taking a company public by means of a business combination with a special purpose acquisition company (a “SPAC”) is different from taking a company public through an underwritten offering and may create risks for our unaffiliated investors. You may not have the same benefits as an investor in an underwritten public offering.

Like other business combination transactions and spin-offs, in connection with the Business Combination, you will not receive the benefits of the diligence performed by the underwriters in an underwritten public offering. An underwritten offering involves a company engaging underwriters to purchase its shares and resell them to the public. An underwritten offering imposes statutory liability on the underwriters for material misstatements or omissions contained in the registration statement unless they are able to sustain the burden of providing that they did not know and could not reasonably have discovered such material misstatements or omissions. This is referred to as a “due diligence” defense. Due diligence entails engaging legal, financial and/or other experts to perform an investigation as to the accuracy of an issuer’s disclosure regarding, among other things, its business and financial results. Auditors of the issuer also will deliver a “comfort” letter with respect to the financial information contained in the registration statement. In making their investment decision, investors in underwritten public offerings have the benefit of such diligence. Investors in an underwritten public offering may benefit from the role of the underwriters in such an offering. Going public via a business combination with a SPAC does not involve any underwriters and does not generally necessitate the level of review required to establish a “due diligence” defense as would be customary on an underwritten offering.

In an underwritten public offering, an issuer initially sells its securities to the public market via one or more underwriters, who distribute or resell such securities to the public. Underwriters have liability under the U.S. securities laws for material misstatements or omissions in a registration statement pursuant to which an issuer sells securities.

Further, neither the Company nor SHF engaged a financial advisor in connection with the Business Combination. In connection with this proxy statement, no parties other than the Company and SHF have conducted an investigation of the disclosure contained herein. In addition, as an unaffiliated investor, you will not be afforded the opportunity to perform your own due diligence investigation of, or otherwise obtain information on, the Company or SHF beyond the information that is contained in this proxy statement (or is otherwise publicly available). You therefore may not have the benefit of the same level of review as an investor in an underwritten public offering, who has the benefit of the underwriters’ evaluation and due diligence investigation of the issuer.

In addition, going public via a business combination with a SPAC does not involve a book-building process as is the case in an underwritten public offering. In any underwritten public offering, the initial value of a company is set by investors who indicate the price at which they are prepared to purchase shares from the underwriters. In the case of a SPAC transaction, the value of the company is established by means of negotiations between the target company, the SPAC and, in some cases, other investors who agree to purchase shares at the time of the business combination. The process of establishing the value of a company in a SPAC business combination may be less effective than the book-building process in an underwritten public offering and also does not reflect events that may have occurred between the date of the business combination agreement and the closing of the transaction. In addition, underwritten public offerings are frequently oversubscribed resulting in additional potential demand for shares in the aftermarket following the underwritten public offering. There is no such book of demand built up in connection with a SPAC transaction and no underwriters with the responsibility of stabilizing the share price which may result in the share price being harder to sustain after the transaction.

There are risks to the Company’s stockholders who are not affiliates of the Sponsor of becoming stockholders of the Company through the Business Combination rather than acquiring securities of SHF directly in an underwritten public offering, including no independent due diligence review by an underwriter and conflicts of interest of the Sponsor.

Because there is no independent third-party underwriter involved in the Business Combination or the issuance of common stock and warrants in connection therewith, investors will not receive the benefit of an outside independent review of SHF’s finances and operations performed in an initial public securities offering. Underwritten public offerings of securities conducted by a licensed broker-dealer are subjected to a due diligence review by the underwriter or dealer manager to satisfy statutory duties under the Securities Act, the rules of FINRA and the national securities exchange where such securities are listed. Additionally, underwriters or dealer-managers conducting such public offerings are subject to liability for any material misstatements or omissions in a registration statement filed in connection with the public offering. As no such review will be conducted in connection with the Business Combination, our stockholders must rely on the information in this proxy statement and will not have the benefit of an independent review and investigation of the type normally performed by an independent underwriter in a public securities offering.

In addition, the Sponsor and the Company’s executive officers and directors have interests in the Business Combination that may be different from, or in addition to, the interests of the Company’s stockholders generally. Such interests may have influenced the Company’s directors in making their recommendation that you vote in favor of the Business Combination Proposal and the other proposals described in this proxy statement.

Past performance by the Sponsor, including our management team, may not be indicative of future performance of an investment in the Company.

Information regarding performance by, or businesses associated with, the Sponsor and its affiliates is presented for informational purposes only. Past performance by the Sponsor and by our management team is not a guarantee either (i) of success with respect to any business combination we may consummate or (ii) that we will be able to locate a suitable candidate for our business combination. You should not rely on the historical record of the Sponsor or our management team’s or Sponsor’s performance as indicative of the future performance of an investment in the Company or the returns the Company will, or is likely to, generate going forward.

The Company’s ability to be successful following the Business Combination will depend upon the efforts of the Company’s Board and key personnel and the loss of such persons could negatively impact the operations and profitability of the Company’s post-Business Combination business.

The Company’s ability to be successful following the Business Combination will be dependent upon the efforts of the Company’s board of directors and key personnel. We cannot assure you that the Company’s Board and key personnel will be effective or successful or remain with the Company. In addition to the other challenges they will face, such individuals may be unfamiliar with the requirements of operating a public company, which could cause the Company to have to expend time and resources helping them become familiar with such requirements.

The unaudited pro forma financial information included in the section entitled “Unaudited Pro Forma Condensed Combined Financial Statements” may not be representative of the Company’s financial condition or results of operations if the Business Combination is consummated and accordingly, you will have limited financial information on which to evaluate the financial performance of the Company and your investment decision.

The Company and SHF currently operate as separate companies. The Company and SHF have had no prior history as a combined company and their respective operations have not previously been managed on a combined basis. The pro forma financial information is presented for informational purposes only and is not necessarily indicative of the financial position or results of operations that would have actually occurred had the Business Combination been completed at or as of the dates indicated, nor is it indicative of the future operating results or financial position of the Company. The pro forma statement of earnings does not reflect future nonrecurring charges resulting from the Business Combination. The unaudited pro forma financial information does not reflect future events that may occur after the Business Combination and does not consider potential impacts of current market conditions on revenues or expenses. The pro forma financial information included in the section entitled “Unaudited Pro Forma Condensed Combined Financial Statements” has been derived from the Company’s and SHF’s historical financial statements and certain adjustments and assumptions have been made regarding the post-combination company after giving effect to the Business Combination. Differences between preliminary estimates in the pro forma financial information and the final acquisition accounting will occur and could have an adverse impact on the pro forma financial information and the Company’s financial position and future results of operations.

In addition, the assumptions used in preparing the pro forma financial information may not prove to be accurate and other factors may affect the Company’s financial condition or results of operations following the Closing. Any potential decline in the Company’s financial condition or results of operations may cause significant variations in the Company’s stock price.

A significant portion of our total outstanding shares are restricted from immediate resale but may be sold into the market in the near future. This could cause the market price of our Class A Stock, public warrants or public units or the Class A Stock, public warrants or public units of the post-combination company to drop significantly, even if SHF’s business is doing well.

Sales of a substantial number of shares of our Class A Stock, public warrants or public units in the public market could occur at any time prior to the Business Combination and sales of a substantial number of shares of the Class A Stock, public warrants or public units of the post-combination company could occur at any time following the Business Combination. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our Class A Stock, public warrants or public units or the Class A Stock, public warrants or public units of the post-combination company, as applicable. After the Business Combination, our Northern Lights Restricted Stockholders, including our Sponsor, will hold approximately 12.3% of the Class A Stock of the post-combination company with respect to their converted Founder Shares and the Private Placement Shares and assuming the issuance of an additional 625,000 shares of Class A Stock to the Sponsor upon conversion of the Founder Shares in accordance with certain anti-dilution provisions contained in the Amended and Restated Certificate of Incorporation. Pursuant to the IPO Registration Rights Agreement, the Northern Lights Restricted Stockholders are entitled to registration of the shares of Class A Stock into which the Founder Shares will automatically convert at the time of the consummation of the Business Combination. In addition, holders of our Private Placement Warrants and their permitted transferees can demand that we register the Private Placement Warrants and the shares of Class A Stock issuable upon exercise of the Private Placement Warrants and holders of warrants that may be issued upon conversion of the Working Capital Loan may demand that we register such warrants or the Class A Stock issuable upon exercise of such warrants. The holders of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities. These holders also have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of the initial business combination.

The Northern Lights Restricted Stockholders entered into letter agreements pursuant to which, they agreed that, with certain limited exceptions, the Founder Shares (which will be converted into shares of Class A Stock of the post-combination company at the closing of the Business Combination) may not be transferred until 150 days after the closing of the Business Combination. We will also enter into the Lock-Up Agreement at the closing of the Business Combination, with each of the Seller and PCCU, substantially in the form attached as Annex C. In addition, given that the lock-up period on the Founder Shares is potentially shorter than most other blank check companies, these shares may become registered and available for sale sooner than Founder Shares in such other companies.

The terms of our proposed PIPE financing to be completed in conjunction with our proposed business combination could have an adverse impact of the trading prices of the Class A Stock.

Concurrently with entering into the Purchase Agreement, the Company entered into the PIPE Securities Purchase Agreements with the PIPE Investors, pursuant to which, among other things, the PIPE Investors agreed to subscribe for and purchase, and the Company agreed to issue and sell to the PIPE Investors, the PIPE Shares and the PIPE Warrants. The terms of the PIPE Shares provide for an initial conversion price of $10.00 per share of Class A Stock, which conversion price is subject to downward adjustment on each of the dates that are 10 days, 55 days, 100 days, 145 days and 190 days after the effectiveness of a registration statement registering the shares of Class A Stock issuable upon conversion of the PIPE Shares to the lower of the conversion price and the greater of (i) 80% of the volume weighted average price of the Class A Stock for the prior five trading days and (ii) $2.00; provided that, so long as the PIPE Investor continues to hold any PIPE Shares, such PIPE Investor will be entitled to receive the aggregate shares of Class A Stock that would be issuable based upon its initial purchase of PIPE Shares at the adjusted conversion price. In addition, until the date that is the later of (a) the ninetieth (90th) day following the date that is one hundred ninety (190) days following the effective date of a registration statement filed pursuant to that certain registration rights agreement to be entered into by the Company with the PIPE Investors or (b) solely if as of the date that is one hundred ninety (190) days following the effective date of a registration statement filed pursuant to that certain registration rights agreement to be entered into by the Company with the PIPE Investors all the conversion shares issuable upon conversion of the preferred stock outstanding as of such date (without regard to any limitations on conversion set forth herein) are either not (i) registered pursuant to an effective registration statement filed pursuant to that certain registration rights agreement to be entered into by the Company with the PIPE Investors or (ii) available to be freely resold by the holders of preferred stock (to the extent any such holder is not an affiliate of the Company) pursuant to Rule 144 of the Securities Act (as applicable, a “Commencement Date Free Trading Failure”), the ninetieth (90th) day following the date of the Company’s subsequent cure of such Commencement Date Free Trading Failure, the conversion price is subject to adjustment for certain issuances of Class A Stock at a price per share less than the conversion price such that the conversion price will be adjusted to equal the price at which the new shares are issued. The conversion price is also subject to other customary adjustments for stock dividends, stock splits and similar corporate actions.

The PIPE Warrants will have an exercise price of $11.50 per share of Class A Stock to be paid in cash (except if the shares underlying the warrants are not covered by an effective registration statement after the six-month anniversary of the closing date, in which case cashless exercise is permitted), subject to adjustment to a price equal to the greater of (i) 125% of the conversion price if at any time there is an adjustment to the conversion price and the exercise price after such adjustment is greater than 125% of the conversion price as adjusted and (ii) $5.00. The PIPE Warrants are also subject to adjustment for other customary adjustments for stock dividends, stock splits and similar corporate actions. The PIPE Warrants will be exercisable for a period of five years following the closing of the Business Combination. After exercise of a PIPE Warrant, the Company may be required to pay certain penalties if it fails to deliver the Class A Stock within a specified period of time.

The effect of the adjustments to the conversion price and the exercise price of the PIPE Warrants could have an adverse effect on the market trading price of our Class A Stock.

The grant of registration rights to PCCU and the Seller in connection with the proposed business combination pursuant to the Purchase Agreement, and to the PIPE Investors in connection with the PIPE Securities Purchase Agreements, may adversely affect the market price of our Class A Stock.

In connection with the closing of the Business Combination contemplated by the Purchase Agreement, we will enter into a registration rights agreement with PCCU and the Seller in which we will agree to file a registration statement to register the resale of the Class A Stock to be issued to the Seller. In addition, we entered into a registration rights agreement with the PIPE Investors, pursuant to which, among other things, we are obligated to file a registration statement to register the resale of the shares of Class A Stock issuable upon conversion of the PIPE Shares and the shares of Class A Stock issuable upon exercise of the PIPE Warrants. The existence of these shares available for resale pursuant to one or more registration statements could also have an adverse impact on the market prices of our Class A Stock.

The underwriters of the Company’s initial public offering may waive or release parties to the lock-up agreements entered into in connection with this Business Combination, which could adversely affect the price of the Company’s securities, including its common stock.

The Northern Lights Restricted Stockholders have entered into lock-up agreements pursuant to which they will be subject to certain restrictions with respect to the sale or other disposition of the Company’s common stock for a period begin at Closing and end the earliest of: (i) the six-month anniversary of the Closing, (ii) on the date on which the closing stock price for the Company’s common stock equals or exceeds $12.00 per share for any 20 trading days within any 30-trading day period commencing at least 150 days after the Closing, and (iii) such date on which the Company completes a liquidation, merger, stock exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of the Company’s common stock for cash, securities or other property. The underwriters, at any time and without notice, may release all or any portion of the common stock subject to the foregoing lock-up agreements. If the restrictions under the lock-up agreements are waived, then the common stock, subject to compliance with the Securities Act or exceptions therefrom, will be available for sale into the public markets, which could cause the market price of the Class A stock to decline and impair the Company’s ability to raise capital. Sales of a substantial number of shares upon expiration of the lock-up and market stand-off agreements, the perception that such sales may occur, or early release of these agreements, could cause the market price of Class A stock to fall or make it more difficult for you to sell your common stock at a time and price that you deem appropriate.

The Company may issue additional shares of common or preferred stock under the Equity Incentive Plan or otherwise after completion of the Business Combination, any one of which would dilute the interest of the Company’s stockholders and likely present other risks.

The Company’s Amended and Restated Certificate of Incorporation authorizes the issuance of up to 125,000,000 shares of Class A Stock, 12,500,000 shares of Class B Common Stock, and 1,250,000 shares of preferred stock, par value $0.0001 per share. There are currently 112,971,825 authorized but unissued shares of Class A Stock available for issuance, which amount does not take into account shares reserved for issuance upon exercise of outstanding warrants. There are currently 9,625,000 authorized but unissued shares of Class B common stock available for issuance. There are currently no shares of preferred stock issued and outstanding. The Company may issue additional shares of common or preferred stock to under the Equity Incentive Plan or as needed after completion of the Business Combination for working capital or other purposes.

The issuance of additional shares of common or preferred stock:

●	may significantly dilute the equity interest of existing investors;

●	may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded the Company’s common stock;

●	could cause a change in control if a substantial number of common stock is issued, which may affect, among other things, the Company’s ability to use its net operating loss carry forwards, if any, and could result in the resignation or removal of the Company’s present officers and directors; and

●	may adversely affect prevailing market prices for the Company’s Units, Class A Stock and/or Warrants.

Our quarterly operating results may fluctuate significantly and could fall below the expectations of securities analysts and investors due to seasonality and other factors, some of which are beyond our control, resulting in a decline in our stock price.

Our quarterly operating results may fluctuate significantly because of several factors, including:

● labor availability and costs for hourly and management personnel;

● profitability of our services, especially in new markets and due to seasonal fluctuations;

● changes in interest rates;

● impairment of long-lived assets;

● macroeconomic conditions, both nationally and locally;

● negative publicity relating to products we serve;

● changes in consumer preferences and competitive conditions;

● expansion to new markets; and

● fluctuations in commodity prices.

If, following the Business Combination, securities or industry analysts do not publish or cease publishing research or reports about the post-combination company, its business, or its market, or if they change their recommendations regarding the Class A Stock of the post-combination company adversely, then the price and trading volume of the Class A Stock of the post-combination company could decline.

The trading market for our Class A Stock, public warrants or public units will be influenced by the research and reports that industry or securities analysts may publish about us, our business, our market, or our competitors. Securities and industry analysts do not currently, and may never, publish research on the Company or the post-combination company. If no securities or industry analysts commence coverage of the post-combination company, the stock price and trading volume of the Class A Stock, public warrants and public units of the post-combination company would likely be negatively impacted. If any of the analysts who may cover the post-combination company change their recommendation regarding our stock adversely, or provide more favorable relative recommendations about our competitors, the price of the Class A Stock, public warrants and public units of the post-combination company would likely decline. If any analyst who may cover the Company were to cease coverage of the post-combination company or fail to regularly publish reports on it, we could lose visibility in the financial markets, which could cause the stock price or trading volume of the Class A Stock, public warrants and public units of the post-combination company to decline.

We may be unable to obtain additional financing to fund the operations and growth of the post-combination company.

We may require additional financing to fund the operations or growth of the post-combination company. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the post-combination company. None of our officers, directors or stockholders is required to provide any financing to us in connection with or after the Business Combination.

Changes in laws, regulations or rules, or a failure to comply with any laws, regulations or rules, may adversely affect our business, investments and results of operations.

We are subject to laws, regulations and rules enacted by national, regional and local governments and Nasdaq. In particular, we are required to comply with certain SEC, Nasdaq and other legal or regulatory requirements of businesses providing financial services. Compliance with, and monitoring of, applicable laws, regulations and rules may be difficult, time consuming and costly. These laws, regulations, and rules include, without limitation, the following:

●	As a commercial lender making loans to CRBs, we will be subject to various state laws relating to usury that govern or limit interest rates and other fees charged on loans, permitted contractual loan terms, collection practices and creditor remedies.

●	As an employer, we will be subject to state and federal laws relating to employment practices, health and safety of employees, employee benefits and other employment-related matters.

●	As a company whose common stock is listed for trading on Nasdaq, we are subject to Nasdaq’s continued listing requirements, which include requirements relating corporate governance matters, the size of the public float of our shares, and the minimum bid price of our shares. We are also required to notify Nasdaq of various corporate actions, including the intention to complete the Business Combination.

●	We are an SEC reporting company and therefore we are required to comply with the various rules and regulations of the SEC that relate to, among other things, the timing and content of annual, quarterly and current reports, the process to register additional shares for sale to the public or for resale by existing investors, and disclosures in connection with meetings of our stockholders. Changes in these rules and regulations can have a significant impact on us, such as the rules proposed by the SEC on March 30, 2022 regarding the disclosure requirements in connection with business combination transactions involving SPACs. These rules, if adopted as proposed, would, among other things, limit the use of projections in SEC filings in connection with proposed business combination transactions by amending the scope of a safe harbor for the use of financial projections; increasing the potential liability of certain participants in proposed business combination transactions. While the public comment period for these rules is still ongoing, if adopted, these rules may materially adversely affect our ability to complete the Business Combination and may increase the costs and our potential liability related thereto.

As our business expands to additional states, we will be required to review and comply with those states’ laws that apply to our services and business activities. We will also be required to determine whether we will become subject to additional areas of regulation if we expand the types of activities in which we engage. For example, because we do not hold customer deposits or offer loans for consumer or personal purposes, we are not currently required have a financial institution charter or lending license in the states in which we currently provide services or loans. If we do not identify activities that would require a regulatory application, license or other approval, or if the interpretation and application of the laws to which we are currently subject change, those additional laws, rules, and regulations or changes therein could have a material adverse effect on our business, investments and results of operations. A failure to comply with any applicable laws, regulations or rules, as interpreted and applied, could have a material adverse effect on our business and results of operations.

We have not registered the shares of Class A Stock issuable upon exercise of the warrants under the Securities Act or any state securities laws at this time, and such registration may not be in place when an investor desires to exercise warrants, thus precluding such investor from being able to exercise its warrants except on a cashless basis and potentially causing such warrants to expire worthless.

We have not registered the shares of Class A Stock issuable upon exercise of the warrants under the Securities Act or any state securities laws at this time. While under the terms of the warrant agreement we have agreed to use our best efforts to file a registration statement under the Securities Act covering such shares and maintain a current prospectus relating to the Class A Stock issuable upon exercise of the warrants, until the expiration of the warrants in accordance with the provisions of the warrant agreement, we cannot assure you that we will be able to do so. For example, if any facts or events arise which represent a fundamental change in the information set forth in such registration statement or prospectus, the financial statements contained or incorporated by reference therein are not current or correct or the SEC issues a stop order, such registration will likely not be available. If the shares issuable upon exercise of the warrants are not registered under the Securities Act, holders have the right to exercise their warrants on a cashless basis for unregistered shares of Class A Stock in accordance with Section 3(a)(9) of the Securities Act or another exemption. However, no such warrant will be exercisable and we will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder or an exemption from state registration is available. Notwithstanding the above, if our Class A Stock is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, but we will be required to use our best efforts to register the shares under applicable blue sky laws to the extent an exemption is not available. We will not be required to settle any warrant in cash or issue securities or other compensation in exchange for the warrants if we are unable to register or qualify the shares underlying the warrants under applicable state securities laws and there is no exemption available. If the issuance of the shares upon exercise of the warrants is not so registered or qualified or exempt from registration or qualification, the holder of such warrant shall not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In such event, holders who acquired their warrants as part of a purchase of units will have paid the full unit purchase price solely for the shares of Class A Stock included in the units. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying shares of Class A Stock for sale under all applicable state securities laws.

We may seek warrant holder approval to amend the terms of the warrants in a manner that may be adverse to holders. As a result, the exercise price of your warrants could be increased, the exercise period could be shortened and the number of shares of our Common Stock purchasable upon exercise of a warrant could be decreased, all without your approval.

Our public warrants were issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 65% of the then-outstanding public warrants to make any change that adversely affects the interests of the registered holders. Accordingly, we may amend the terms of the warrants in a manner adverse to a holder if holders of at least 65% of the then-outstanding public warrants approve of such amendment. Although our ability to amend the terms of the warrants with the consent of at least 65% of the then-outstanding public warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the warrants, shorten the exercise period or decrease the number of shares of Class A Stock purchasable upon exercise of a warrant.

We may redeem unexpired warrants prior to their exercise at a time that is disadvantageous to warrant holders, thereby making their warrants worthless.

We have the ability to redeem outstanding warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the last reported sales price of our Class A Stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalization and the like) for any 20 trading days within a 30 trading-day period ending on the third trading day prior to the date on which we give proper notice of such redemption to the warrant holders and provided certain other conditions are met. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. Redemption of the outstanding warrants could force the warrant holders (i) to exercise their warrants and pay the exercise price therefor at a time when it may be disadvantageous for them to do so, (ii) to sell their warrants at the then-current market price when they might otherwise wish to hold their warrants or (iii) to accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of their warrants. None of the Private Placement Warrants will be redeemable by us so long as they are held by our Sponsor or its permitted transferees.

Warrants will become exercisable for Class A Stock, which would increase the number of shares eligible for future resale in the public market and result in dilution to our stockholders.

We issued warrants to purchase 5,750,000 shares of Class A Stock as part of our IPO and, on the IPO closing date, we issued Private Placement Warrants to our Sponsor to purchase 264,088 shares of Class A Stock at $11.50 per share. In addition, prior to consummating an initial business combination, nothing prevents us from issuing additional securities in a private placement so long as they do not participate in any manner in the Trust Account or vote as a class with the Common Stock on a business combination. The shares of Class A Stock issued upon exercise of our warrants will result in dilution to the then existing holders of Class A Stock and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market could adversely affect the market price of our Class A Stock, public warrants or public units or the Class A Stock, public units or public warrants of the post-combination company.

The Private Placement Warrants are identical to the warrants sold as part of the units issued in our IPO except that, so long as they are held by our Sponsor or its permitted transferees, (i) they will not be redeemable by us, (ii) they (including the Class A Stock issuable upon exercise of these warrants) may not, subject to certain limited exceptions, be transferred, assigned or sold by our Sponsor until 30 days after the completion of an initial business combination, (iii) they may be exercised by the holders on a cashless basis and (iv) are subject to registration rights.

Anti-takeover provisions contained in our Second Amended and Restated Certificate of Incorporation and bylaws, as well as provisions of Delaware law, could impair a takeover attempt, which could limit the price investors might be willing to pay in the future for our common stock.

Assuming the passage of Proposal Nos. 1, 3, and 4 of this proxy statement, the post-combination company’s Second Amended and Restated Certificate of Incorporation will contain provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. We are also subject to anti-takeover provisions under Delaware law, which could delay or prevent a change of control. Together, these provisions may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities. These provisions will include:

● a prohibition on stockholder action by written consent, which forces stockholder action to be taken at an annual or special meeting of our stockholders;

● a denial of the right of stockholders to call a special meeting;

● a vote of 66 2/3% required to approve certain amendments to the Second Amended and Restated Certificate of Incorporation and the bylaws; and

● the designation of Delaware as the exclusive forum for certain disputes.

Our Second Amended and Restated Certificate of Incorporation will provide that the Court of Chancery of the State of Delaware will be the sole and exclusive forum for certain stockholder litigation matters, which could limit our stockholder’s ability to obtain a favorable judicial forum for disputes with us or our directors, officers, employees or stockholders.

Assuming the passage of Proposal Nos. 1, 3, and 4 of this proxy statement, the post-combination company’s Second Amended and Restated Certificate of Incorporation will provide, to the fullest extent permitted by law, that internal corporate claims may be brought only in the Court of Chancery in the State of Delaware (or, if the Court of Chancery does not have, or declines to accept, jurisdiction, another state court or a federal court located within the State of Delaware). In addition, our Second Amended and Restated Certificate of Incorporation will provide that the federal district courts of the United States will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. This forum selection provision will not apply to claims brought to enforce a duty or liability created by the Exchange Act. Any person or entity purchasing or otherwise acquiring or holding any interest in our stock shall be deemed to have notice of and consented to the forum provision in our Second Amended and Restated Certificate of Incorporation.

This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or any of our directors, officers, other employees or stockholders, which may discourage lawsuits with respect to such claims. Alternatively, if a court were to find the choice of forum provision contained in our Second Amended and Restated Certificate of Incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, operating results and financial condition. For example, under the Securities Act, federal courts have concurrent jurisdiction over all suits brought to enforce any duty or liability created by the Securities Act, and investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Accordingly, there is uncertainty as to whether a court would enforce such a forum selection provision as written in connection with claims arising under the Securities Act.

The JOBS Act permits “emerging growth companies” like us to take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies.

We qualify as an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, which we refer to as the “JOBS Act.” As such, we take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies for as long as we continue to be an emerging growth company, including (i) the exemption from the auditor attestation requirements with respect to internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002 (“SOX”), (ii) the exemptions from say-on-pay, say-on-frequency and say-on-golden parachute voting requirements and (iii) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements. As a result, our stockholders may not have access to certain information they deem important. We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year (a) following July 28, 2026, the fifth anniversary of our IPO, (b) in which we have total annual gross revenue of at least $1.07 billion or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Class A Stock, public warrants and public units that is held by non-affiliates exceeds $700 million as of the last business day of our prior second fiscal quarter, and (ii) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. We cannot predict if investors will find our common stock less attractive if we choose to rely on these exemptions. If some investors find our common stock less attractive as a result of any choices to reduce future disclosure, there may be a less active trading market for our common stock and the price of our common stock may be more volatile. SHF had total revenues during calendar year 2021 of approximately $7.0 million. If the post-combination company continues to expand its business through acquisitions and/or continues to grow revenues organically post-Business Combination, we may cease to be an emerging growth company prior to December 31, 2026.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the exemption from complying with new or revised accounting standards provided in Section 7(a)(2)(B) of the Securities Act as long as we are an emerging growth company. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies, but any such election to opt out is irrevocable. We have elected to avail ourselves of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

We cannot predict if investors will find our Class A Stock, public warrants or public units or the Class A Stock, public warrants or public units of the post-combination company less attractive because we will rely on these exemptions. If some investors find our Class A Stock, public warrants or public units or the Class A Stock of the post-combination company less attractive as a result, there may be a less active trading market for our Class A Stock, public warrants or public units or the Class A Stock, public warrants or public units of the post-combination company and more stock price volatility.

Our internal controls over financial reporting may not be effective and our independent registered public accounting firm may not be able to certify as to their effectiveness, which could have a significant and adverse effect on our business and reputation.

As a public company, we are required to comply with the SEC’s rules implementing Sections 302 and 404 of SOX, which require management to certify financial and other information in our quarterly and annual reports and provide an annual management report on the effectiveness of internal control over financial reporting. To comply with the requirements of being a public company, and we may need to undertake various actions, such as implementing additional internal controls and procedures and hiring additional accounting or internal audit staff. The standards required for a public company under Section 404 of SOX are significantly more stringent than those required of SHF as a privately-held company. Further, as an emerging growth company, our independent registered public accounting firm is not required to formally attest to the effectiveness of our internal controls over financial reporting pursuant to Section 404 until the date we are no longer an emerging growth company. At such time, our independent registered public accounting firm may issue a report that is adverse in the event that it is not satisfied with the level at which the controls of the post-combination company are documented, designed or operating.

Testing and maintaining these controls can divert our management’s attention from other matters that are important to the operation of our business. If we identify material weaknesses in the internal control over financial reporting of the post-combination company or are unable to comply with the requirements of Section 404 or assert that our internal control over financial reporting is effective, or if our independent registered public accounting firm is unable to express an opinion as to the effectiveness of our internal controls over financial reporting when we no longer qualify as an emerging growth company, investors may lose confidence in the accuracy and completeness of our financial reports and the market price of our common stock could be negatively affected, and we could become subject to investigations by the SEC or other regulatory authorities, which could require additional financial and management resources.

We have identified a material weakness in our internal control over financial reporting. This material weakness could continue to adversely affect our ability to report our results of operations and financial condition accurately and in a timely manner.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. Our management is likewise required, on a quarterly basis, to evaluate the effectiveness of our internal controls and to disclose any changes and material weaknesses identified through such evaluation in those internal controls. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis.

As described elsewhere in this proxy statement, we identified a material weakness in our internal control over financial reporting related to the accounting for our public shares. As a result of this material weakness, our management concluded that our internal control over financial reporting was not effective as of September 30, 2021. We restated our June 28, 2021 audited balance sheet included in the Company’s Current Report on Form 8-K filed on July 2, 2021 and June 30, 2021 Financial Statements on Form 10-Q filed on August 13, 2021 to reclassify 11,500,000 shares of Class A Stock in temporary equity.

To respond to this material weakness, we have devoted, and plan to continue to devote, significant effort and resources to the remediation and improvement of our internal control over financial reporting. While we have processes to identify and appropriately apply applicable accounting requirements, we plan to enhance these processes to better evaluate our research and understanding of the nuances of the complex accounting standards that apply to our financial statements. Our plans at this time include providing enhanced access to accounting literature, research materials and documents and increased communication among our personnel and third-party professionals with whom we consult regarding complex accounting applications. The elements of our remediation plan can only be accomplished over time, and we can offer no assurance that these initiatives will ultimately have the intended effects.

As required by Rules 13a-15 and 15d-15 under the Exchange Act, our Chief Executive Officer and Chief Financial Officer carried out an evaluation of the effectiveness of the design and operation of our disclosure controls and procedures. Based upon their evaluation, our Chief Executive Officer and Chief Financial Officer concluded that our disclosure controls and procedures were not effective as of December 31, 2021 or March 31, 2022 due to the material weakness in accounting for complex financial instruments.

Any failure to maintain such internal control could adversely impact our ability to report our financial position and results from operations on a timely and accurate basis, which could result a material adverse effect on our business. If our financial statements are not accurate, investors may not have a complete understanding of our operations. Likewise, if our financial statements are not filed on a timely basis, we could be subject to sanctions or investigations by the stock exchange on which our ordinary shares are listed, the SEC or other regulatory authorities. In addition, we would likely incur additional accounting, legal and other costs in connection with any remediation steps. Failure to timely file will cause us to be ineligible to utilize short form registration statements on Form S-3 in the future, which may impair our ability to obtain capital in a timely fashion to execute our business strategies or issue shares to effect an acquisition. Ineffective internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our stock.

We can give no assurance that the measures we have taken and plan to take in the future will remediate the material weakness identified or that any additional material weaknesses or restatements of financial results will not arise in the future due to a failure to implement and maintain adequate internal control over financial reporting or circumvention of these controls. In addition, even if we are successful in strengthening our controls and procedures, in the future those controls and procedures may not be adequate to prevent or identify irregularities or errors or to facilitate the fair presentation of our financial statements.

Risks Related to the Redemption

We do not have a specified maximum redemption threshold. The absence of such a redemption threshold may make it possible for us to complete a Business Combination with which a substantial majority of our stockholders do not agree.

Our Amended and Restated Certificate of Incorporation does not provide a specified maximum redemption threshold, except that we will not redeem our public shares in an amount that would result in the Company’s failure to have net tangible assets in excess of $5,000,000 (such that we are not subject to the SEC’s “penny stock” rules); provided, however, pursuant to the PIPE Securities Purchase Agreements, the PIPE Financing will not be consummated if more than 90% of the stockholders of the Company elect to effect a redemption of their shares of Class A Stock in connection with the Business Combination. As of the date of this proxy statement, no agreements with respect to the private purchase of public shares by the Company or the persons described above have been entered into with any such investor or holder. We will file a Current Report on Form 8-K with the SEC to disclose private arrangements entered into or significant private purchases made by any of the aforementioned persons that would affect the vote on the Business Combination Proposal or other proposals (as described in this proxy statement) at the Special Meeting.

In the event the aggregate cash consideration we would be required to pay for all shares of Class A Stock that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the Purchase Agreement exceeds the aggregate amount of cash available to us, we may not complete the Business Combination or redeem any shares, all shares of Class A Stock submitted for redemption will be returned to the holders thereof, and we instead may search for an alternate business combination.

Based on the amount of $117,322,625 in our Trust Account as of March 31, 2022, assuming a per share redemption price of $10.20, approximately 9,855,735 shares of Class A Stock may be redeemed and still enable us to have sufficient cash to satisfy the cash closing conditions in the Purchase Agreement, assuming there are no unpaid Parent Transaction Costs and Company Transaction Costs. We refer to this as the maximum redemption scenario.

If you or a “group” of stockholders of which you are a part are deemed to hold an aggregate of more than fifteen percent (15%) of our Class A Stock issued in the IPO, you (or, if a member of such a group, all of the members of such group in the aggregate) will lose the ability to redeem all such shares in excess of 15% of our Class A Stock issued in the IPO.

A public stockholder, together with any of his, her or its affiliates or any other person with whom it is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming in the aggregate his, her or its shares or, if part of such a group, the group’s shares, in excess of 15% of the shares of Class A Stock included in the units sold in our IPO. In order to determine whether a stockholder is acting in concert or as a group with another stockholder, the Company will require each public stockholder seeking to exercise redemption rights to certify to the Company whether such stockholder is acting in concert or as a group with any other stockholder. Such certifications, together with other public information relating to stock ownership available to the Company at that time, such as Section 13D, Section 13G and Section 16 filings under the Exchange Act, will be the sole basis on which the Company makes the above-referenced determination. Your inability to redeem any such excess shares will reduce your influence over our ability to consummate the Business Combination and you could suffer a material loss on your investment in us if you sell such excess shares in open market transactions. Additionally, you will not receive redemption distributions with respect to such excess shares if we consummate the Business Combination. As a result, you will continue to hold that number of shares aggregating to more than 15% of the shares sold in our IPO and, in order to dispose of such excess shares, would be required to sell your stock in open market transactions, potentially at a loss. We cannot assure you that the value of such excess shares will appreciate over time following the Business Combination or that the market price of our Class A Stock will exceed the per-share redemption price. Notwithstanding the foregoing, stockholders may challenge the Company’s determination as to whether a stockholder is acting in concert or as a group with another stockholder in a court of competent jurisdiction.

However, our stockholders’ ability to vote all of their shares (including such excess shares) for or against the Business Combination is not restricted by this limitation on redemption.

There is no guarantee that a stockholder’s decision whether to redeem its shares for a pro rata portion of the Trust Account will put the stockholder in a better future economic position.

We can give no assurance as to the price at which a stockholder may be able to sell its public shares in the future following the completion of the Business Combination or any alternative business combination. Certain events following the consummation of any initial business combination, including the Business Combination, may cause an increase in our share price, and may result in a lower value realized now than a stockholder of the Company might realize in the future had the stockholder not redeemed its shares. Similarly, if a stockholder does not redeem its shares, the stockholder will bear the risk of ownership of the public shares after the consummation of any initial business combination, and there can be no assurance that a stockholder can sell its shares in the future for a greater amount than the redemption price set forth in this proxy statement. A stockholder should consult the stockholder’s own tax and/or financial advisor for assistance on how this may affect his, her or its individual situation.

Stockholders of the Company who wish to redeem their shares for a pro rata portion of the Trust Account must comply with specific requirements for redemption that may make it more difficult for them to exercise their redemption rights prior to the deadline. If stockholders fail to comply with the redemption requirements specified in this proxy statement, they will not be entitled to redeem their shares of our Class A Stock for a pro rata portion of the funds held in our Trust Account.

Public stockholders who wish to redeem their shares for a pro rata portion of the Trust Account must, among other things (i) submit a request in writing and (ii) tender their certificates to our Transfer Agent or deliver their shares to the Transfer Agent electronically through the DWAC system at least two business days prior to the Special Meeting. In order to obtain a physical stock certificate, a stockholder’s broker and/or clearing broker, DTC and our Transfer Agent will need to act to facilitate this request. It is our understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the Transfer Agent. However, because we do not have any control over this process or over the brokers, which we refer to as “DTC,” it may take significantly longer than two weeks to obtain a physical stock certificate. If it takes longer than anticipated to obtain a physical certificate, stockholders who wish to redeem their shares may be unable to obtain physical certificates by the deadline for exercising their redemption rights and thus will be unable to redeem their shares.

Stockholders electing to redeem their shares will receive their pro rata portion of the Trust Account less franchise and income taxes payable, calculated as of two business days prior to the anticipated consummation of the Business Combination. Please see the section entitled “Special Meeting in Lieu of the 2022 Annual Meeting of Company Stockholders—Redemption Rights” for additional information on how to exercise your redemption rights.

If a stockholder fails to receive notice of our offer to redeem our public shares in connection with the Business Combination, or fails to comply with the procedures for tendering its shares, such shares may not be redeemed.

If, despite our compliance with the proxy rules, a stockholder fails to receive our proxy materials, such stockholder may not become aware of the opportunity to redeem its shares. In addition, the proxy materials that we are furnishing to holders of our public shares in connection with the Business Combination describes the various procedures that must be complied with in order to validly redeem public shares. In the event that a stockholder fails to comply with these procedures, its shares may not be redeemed.